EXHIBIT 10


                                                             [EXECUTION VERSION]


--------------------------------------------------------------------------------


                             TXU ENERGY COMPANY LLC
                         TXU ELECTRIC DELIVERY COMPANY,
                                  AS BORROWERS
                   ------------------------------------------

                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


                           Dated as of March 31, 2005

                   ------------------------------------------


                            JPMORGAN CHASE BANK, N.A.
                             AS ADMINISTRATIVE AGENT

                           JPMORGAN CHASE BANK, N.A.,
                                 CITIBANK, N.A.,
                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                              BANK OF AMERICA N.A.,
                             CALYON NEW YORK BRANCH,
                                AS FRONTING BANKS


--------------------------------------------------------------------------------

                          J.P. MORGAN SECURITIES, INC.
                          CITIGROUP GLOBAL MARKETS INC.
                      JOINT LEAD ARRANGERS AND BOOKRUNNERS

                                 CITIBANK, N.A.
                                SYNDICATION AGENT

                                TABLE OF CONTENTS


                                                                            PAGE
Article I DEFINITIONS; CONSTRUCTION............................................1
         SECTION 1.01. Defined Terms. .........................................1
         SECTION 1.02. Terms Generally........................................20
Article II THE CREDITS........................................................21
         SECTION 2.01. Commitments............................................21
         SECTION 2.02. Loans..................................................22
         SECTION 2.03. Borrowing Procedure....................................23
         SECTION 2.04. Fees...................................................23
         SECTION 2.05. Repayment of Loans; Evidence of Indebtedness...........24
         SECTION 2.06. Interest on Loans......................................25
         SECTION 2.07. Alternate Rate of Interest.............................25
         SECTION 2.08. Termination and Reduction of Commitments...............25
         SECTION 2.09. Prepayment.............................................26
         SECTION 2.10. Reserve Requirements; Change in Circumstances..........27
         SECTION 2.11. Change in Legality.....................................29
         SECTION 2.12. Pro Rata Treatment.....................................29
         SECTION 2.13. Sharing of Setoffs.....................................30
         SECTION 2.14. Payments...............................................30
         SECTION 2.15. Taxes. ................................................31
         SECTION 2.16. Assignment of Commitments Under Certain
                       Circumstances..........................................33
         SECTION 2.17. Letters of Credit......................................34
Article III REPRESENTATIONS AND WARRANTIES....................................38
         SECTION 3.01. Organization; Powers...................................38
         SECTION 3.02. Authorization..........................................38
         SECTION 3.03. Enforceability.........................................38
         SECTION 3.04. Governmental Approvals.................................39
         SECTION 3.05. Financial Statements. .................................39
         SECTION 3.06. Litigation. ...........................................39
         SECTION 3.07. Federal Reserve Regulations. ..........................39
         SECTION 3.08. Investment Company Act; Public Utility Holding
                       Company Act............................................40
         SECTION 3.09. No Material Misstatements..............................40
         SECTION 3.10. Taxes. ................................................40
         SECTION 3.11. Employee Benefit Plans. ...............................40
         SECTION 3.12. Significant Subsidiaries. .............................41
         SECTION 3.13. Environmental Matters. ................................41
         SECTION 3.14. Solvency. .............................................41
Article IV CONDITIONS ........................................................42
         SECTION 4.01. Initial Extensions of Credit. .........................42
         SECTION 4.02. Conditions for All Extensions of Credit. ..............43
Article V COVENANTS ..........................................................44
         SECTION 5.01. Existence. ............................................44
         SECTION 5.02. Compliance With Laws; Business and Properties. ........44

         SECTION 5.03. Financial Statements, Reports, Etc. ...................44
         SECTION 5.04. Insurance. ............................................46
         SECTION 5.05. Taxes, Etc. ...........................................46
         SECTION 5.06. Maintaining Records; Access to Properties and
                       Inspections............................................46
         SECTION 5.07. ERISA. ................................................46
         SECTION 5.08. Use of Proceeds. ......................................46
         SECTION 5.09. Consolidations, Mergers, Sales and Acquisitions of
                       Assets and Investments in Subsidiaries.................47
         SECTION 5.10. Limitations on Liens...................................48
         SECTION 5.11. Fixed Charge Coverage Ratio. ..........................50
         SECTION 5.12. Debt to Total Capitalization Ratio. ...................50
         SECTION 5.13. Restrictive Agreements. ...............................50
Article VI EVENTS OF DEFAULT .................................................50
Article VII THE AGENT ........................................................53
Article VIII MISCELLANEOUS ...................................................56
         SECTION 8.01. Notices. ..............................................56
         SECTION 8.02. Survival of Agreement. ................................56
         SECTION 8.03. Binding Effect. .......................................57
         SECTION 8.04. Successors and Assigns. ...............................57
         SECTION 8.05. Expenses; Indemnity. ..................................60
         SECTION 8.06. Right of Setoff. ......................................62
         SECTION 8.07. Applicable Law. .......................................62
         SECTION 8.08. Waivers; Amendment. ...................................62
         SECTION 8.09. Entire Agreement. .....................................63
         SECTION 8.10. Severability. .........................................63
         SECTION 8.11. Counterparts. .........................................63
         SECTION 8.12. Headings. .............................................63
         SECTION 8.13. Interest Rate Limitation. .............................63
         SECTION 8.14. Jurisdiction; Venue. ..................................64
         SECTION 8.15. Confidentiality. ......................................65

EXHIBITS AND SCHEDULES

Exhibit A         -    Form of Assignment and Acceptance
Exhibit B         -    Form of Borrowing Request
Exhibit C-1       -    Form of Request for Issuance (JPMorgan Chase Bank, N.A.)
Exhibit C-2       -    Form of Request for Issuance (Citibank, N.A.)
Exhibit D         -    Form of Prepayment Notice

Schedule 2.01     -    Commitments
Schedule 2.18(i)  -    Fronting Bank LC Limits
Schedule 5.13     -    Restrictive Agreements

               AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "AGREEMENT"), dated as of March 31, 2005, among TXU Energy Company LLC, a Delaware limited liability company ("ENERGY"), TXU Electric Delivery Company, a Texas corporation ("DELIVERY" and, together with Energy, the "BORROWERS", and each individually, a "BORROWER"), the lenders listed in Schedule
               2.01 (together with their successors and assigns, the "LENDERS"), JPMorgan Chase Bank, N.A. ("JPMORGAN CHASE"), as administrative agent for the Lenders (in such capacity, the "Agent") and as a fronting bank for letters of credit issued hereunder, and Citibank, N.A., Wachovia Bank, National Association, Bank of America N.A. and Calyon New York Branch, as fronting banks for letters of credit issued hereunder.

    The Lenders and the Fronting Banks have previously provided the Original Agreement (as defined below) for the making of loans to the Borrowers and the issuance of letters of credit to beneficiaries designated by the Borrowers in an aggregate amount not in excess of $2,500,000,000. The Lenders and the Fronting Banks have agreed to amend and restate such credit facility on the terms and conditions set forth herein, and JPMorgan Chase has agreed to continue to act as Agent under such amended and restated credit facility on behalf of the Lenders and the Fronting Banks.

    Accordingly, the parties hereto agree as follows:

                                   ARTICLE I
                            DEFINITIONS; CONSTRUCTION

    SECTION 1.01. DEFINED TERMS.

    As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

         "ABR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II or any Eurodollar Loan converted (pursuant to Section 2.03, 2.07 or 2.11(a)(ii)) to a loan bearing interest at a rate determined by reference to the Alternate Base Rate.

         "ACQUISITION DATE" shall mean the date as of which a person or group of related persons first acquires more than 30% of any outstanding class of Voting Shares of TXU (within the meaning of Section 13(d) or 14(d) of the Exchange Act, and the applicable rules and regulations thereunder).

         "ADMINISTRATIVE FEES" shall have the meaning assigned to such term in Section 2.04(c).

         "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly or indirectly controls or is controlled by or is under common control with the person specified.

         "AGENT" shall have the meaning given such term in the preamble hereto.

         "AGREEMENT" shall have the meaning given such term in the preamble hereto.

         "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (i) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (ii) the Prime Rate in effect on such day. For purposes hereof, "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective; and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by JPMorgan Chase, of the quotations for the day of such transactions received by JPMorgan Chase from three Federal funds brokers of recognized standing selected by it. If for any reason JPMorgan Chase shall have determined (which determination shall be conclusive absent manifest error; provided that JPMorgan Chase shall, upon request, provide to the applicable Borrower a certificate setting forth in reasonable detail the basis for such determination) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of JPMorgan Chase to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (i) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "APPLICABLE COMMITMENT TERMINATION DATE" shall mean, with respect to any Tranche A Borrowing or Tranche A Commitment, the Tranche A Commitment Termination Date, with respect to any Tranche B Borrowing or Tranche B Commitment, the Tranche B Commitment Termination Date, and with respect to any Tranche C Borrowing or Tranche C Commitment, the Tranche C Commitment Termination Date.

         "APPLICABLE MARGIN" shall mean, for any Type of Loan made to any Borrower at any time, the percentage per annum set forth below corresponding to such Type of Loan in the column under the Applicable Rating Level of such Borrower at such time. The Applicable Margins set forth below with respect to each Applicable Rating Level shall be increased with respect to Loans of each Tranche, by the percentage set forth below in the row designated "Utilization Fee" during any period (and for only such period) in which Outstanding Credits with respect to such Tranche are at least 50% of the aggregate amount of the

    Commitments available with respect to such Tranche. At any time an Event of Default has occurred and is continuing with respect to any Borrower, the Applicable Margins set forth below for such Borrower shall be increased for each Applicable Rating Level by 2.00%.

================================================================================
Applicable Rating
Level                         1           2          3          4           5
--------------------------------------------------------------------------------
Percentage Per Annum
--------------------------------------------------------------------------------
   Eurodollar Loan         0.275%      0.350%      0.425%    0.575%      0.800%
--------------------------------------------------------------------------------
      ABR Loan               0%          0%          0%        0%          0%
--------------------------------------------------------------------------------
   Utilization Fee         0.125%      0.125%      0.125%    0.125%      0.125%
================================================================================



         "APPLICABLE RATING LEVEL" shall mean, for any Borrower at any time, the level set forth below in the row next to the then applicable Debt Ratings of such Borrower. If there is a difference of one level in the Debt Ratings of such Borrower, then the higher Debt Rating shall be used for purposes of determining the Applicable Rating Level for such Borrower, and if there is a difference of more than one level in the Debt Ratings for such Borrower, then the Debt Rating one level higher than the lower Debt Rating will be used for purposes of determining the Applicable Rating Level of such Borrower. Any change in the Applicable Rating Level of any Borrower shall be effective on the date on which the applicable rating agency announces any change in the applicable Debt Rating of such Borrower.

         ======================================================
                S&P Debt Rating                Applicable
                Moody's Debt Rating           Rating Level
         ------------------------------------------------------
                A- or better                       1
                A3 or better
         ------------------------------------------------------
                BBB+                               2
                Baa1
         ------------------------------------------------------
                BBB                                3
                Baa2
         ------------------------------------------------------
                BBB-                               4
                Baa3
         ------------------------------------------------------
                Below BBB-*                        5
                Below Baa3*
         ======================================================

               * or unrated


         "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee in the form of Exhibit A.

         "AVAILABLE COMMITMENT" shall mean, with respect to any Lender, the aggregate amount of such Lender's Tranche A Available Commitment,

    Tranche B Available Commitment and Tranche C Available Commitment. "AVAILABLE COMMITMENTS" shall refer to the aggregate of the Lenders' Available Commitments.

         "BOARD" shall mean the Board of Governors of the Federal
    Reserve System of the United States.

         "BORROWER" and "BORROWERS" each shall have the meaning given such term in the preamble hereto.

         "BORROWER INFORMATION" shall have the meaning given to such term in Section 3.05(b).

         "BORROWING" shall mean any Tranche A Borrowing, Tranche B Borrowing or Tranche C Borrowing.

         "BORROWING REQUEST" shall mean a request made pursuant to
    Section 2.03 in the form of Exhibit B.

         "BUSINESS DAY" shall mean any day (other than a day that is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "CASH COLLATERAL ACCOUNT" shall have the meaning assigned to such term in Article VI.

         a "CHANGE IN CONTROL" shall be deemed to have occurred if (i) any person or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act, as amended) shall acquire beneficial ownership of more than 30% of any outstanding class of Voting Shares of TXU unless such acquisition shall have been approved prior to the applicable Acquisition Date by a majority of Disinterested Directors of TXU or
    (ii) during any period of 12 consecutive months, a majority of the members of the board of directors of TXU cease to be composed of individuals (A) who were members of board of directors of TXU on the first day of such period, (B) whose election or nomination to the board of directors of TXU was approved by individuals referred to in clause
    (i) above constituting at the time of such election or nomination at least a majority of the board of directors of TXU or (C) whose election or nomination to the board of directors of TXU was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the board of directors of TXU.

         "CODE" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

         "COMMISSION" shall mean the Public Utility Commission of the State of Texas.

         "COMMITMENT" shall mean, with respect to any Lender, the aggregate of such Lender's Tranche A Commitment, Tranche B Commitment and Tranche C Commitment.

                                                                               5
         "CONSOLIDATED EARNINGS AVAILABLE FOR FIXED CHARGES" shall mean, for any Borrower for any twelve-month period, (i) consolidated net income, calculated after deducting preferred stock dividends and preferred securities distributions of Subsidiaries of such Borrower, but before any extraordinary items and before the effect in such twelve-month period of any change in GAAP becoming effective after December 31, 2003 less (ii) allowances for equity funds used during construction to the extent that such allowances, taken as a whole, increased such consolidated net income, plus (iii) provisions for Federal income taxes, to the extent that such provisions, taken as a whole, decreased such consolidated net income, plus (iv) Consolidated
    Fixed Charges, less (v) revenues arising from competitive transition charges, plus (vi) depreciation and amortization, all determined for such twelve-month period with respect to such Borrower and its Consolidated Subsidiaries on a consolidated basis; provided, however, that in computing Consolidated Earnings Available for Fixed Charges for any twelve-month period, the following shall be added to the extent that the following decreased consolidated net income: (A) any non-cash book losses or charges, (B) any cash charges, in an amount of up to $500,000,000 (calculated on an aggregate basis throughout the term of this Agreement), as a result of (1) rulings by federal or state regulatory bodies having jurisdiction over such Borrower or its Consolidated Subsidiaries, (2) the early retirement, repurchase or termination of debt or other securities or financing arrangements, including premiums, relating to liability management activities and (3) initiatives implemented pursuant to the performance improvement programs of TXU and its Subsidiaries as described by TXU in the Spring of 2004, including, but not limited to, severance costs, plant or mine closings, asset dispositions, restructuring charges and transaction costs and (C) any losses incurred in connection with Preferred
    Membership Interest Repurchases.

         "CONSOLIDATED FIXED CHARGES" shall mean, for any Borrower for any twelve-month period, the sum (without duplication) of (i) interest expense (excluding any such expense (A) in respect of the amortization of debt discount relating to the Preferred Membership Interests, (B) incurred in connection with Preferred Membership Interest Repurchases,
    (C) in respect of Qualified Transition Bonds (including interest rate swaps entered into by any Qualified Transition Bond Issuer in connection with Qualified Transition Bonds issued by such Qualified Transition Bond Issuer), (D) in the case of Delivery, in respect of generation-related regulatory assets to the extent reimbursed by Energy and (E) incurred in connection with any charges, write-offs or premiums resulting from the early retirement of debt relating to liability management activities, in each case to the extent included in the calculation of interest expense) and (ii) preferred stock dividends and preferred securities distributions (excluding any such dividends or distributions incurred in connection with Preferred Membership Interest Repurchases), all determined for such twelve-month period with respect to such Borrower and its Consolidated Subsidiaries on a consolidated basis.

         "CONSOLIDATED SENIOR DEBT" shall mean, for any Borrower, the Senior Debt of such Borrower and its Consolidated Subsidiaries determined on a consolidated basis, excluding, however, in the case of Energy, up to $400,000,000 in the aggregate at any time of determination of such Senior Debt described in clause (iii) of the definition of "Senior Debt".

         "CONSOLIDATED SHAREHOLDERS' EQUITY" shall mean, for each Borrower, the sum (without duplication) of (i) total common stock or common members' interest plus (ii) preferred and preference stock or preferred members' interest not subject to mandatory redemption, each (in the case of clauses (i) and (ii)) determined with respect to such Borrower and its Consolidated Subsidiaries on a consolidated basis, plus (iii) Equity-Credit Preferred Securities in an aggregate liquidation preference amount not in excess of (A) $1,000,000,000, in the case of Energy, and (B) $850,000,000, in the case of Delivery, plus
    (iv) Preferred Membership Interests; provided, however, that in computing Consolidated Shareholders' Equity at any time, the following shall be added to the extent that the following decreased total common stock or common members' interest: (1) any cash and non-cash charges, in an amount of up to $750,000,000 (calculated on an aggregate basis throughout the term of this Agreement), as a result of (x) rulings by federal or state regulatory bodies having jurisdiction over such Borrower or its Consolidated Subsidiaries, (y) the early retirement, repurchase or termination of debt or other securities or financing arrangements, including premiums, relating to liability management activities and (z) initiatives implemented pursuant to the performance improvement programs of TXU and its Subsidiaries as described by TXU in Spring 2004, including, but not limited to, severance costs, plant or mine closings, asset dispositions, restructuring charges and transaction costs and (2) any losses incurred in connection with Preferred Membership Interest Repurchases.

         "CONSOLIDATED SUBSIDIARY" of any person shall mean at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such person in such person's consolidated financial statements as of such date.

         "CONSOLIDATED TOTAL CAPITALIZATION" of any Borrower shall mean the sum of (i) Consolidated Shareholders' Equity of such Borrower and
    (ii) Consolidated Senior Debt of such Borrower.

          "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with either Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

         "DEBT RATINGS" shall mean, with respect to any Borrower, the ratings (whether explicit or implied) assigned by S&P and Moody's to the senior unsecured non-credit enhanced long term debt of such Borrower.

         "DEFAULT" shall mean any event or condition, which upon notice, lapse of time or both would constitute an Event of Default.

         "DELIVERY" shall have the meaning set forth in the preamble hereto.

         "DELIVERY MORTGAGE" shall mean the Mortgage and Deed of Trust, dated as of December 1, 1983, from TXU Electric Company to Irving Trust Company (now The Bank of New York), Trustee, as amended and supplemented from time to time and as assumed by Delivery.

         "DISINTERESTED DIRECTOR" shall mean any member of the board of directors of TXU who is not affiliated, directly or indirectly, with, or appointed by, a person or group of related persons (other than TXU, any Subsidiary of TXU, or any pension, savings or other employee benefit plan for the benefit of employees of TXU and/or any Subsidiary of TXU) acquiring the beneficial ownership of more than 30% of the outstanding Voting Shares of TXU (within the meaning of Section 13(d) or 14(d) of the Exchange Act, and the applicable rules and regulations thereunder) and who either was a member of the board of directors of TXU prior to the Acquisition Date or was recommended for election by a majority of the Disinterested Directors in office prior to the Acquisition Date.

         "DOLLARS" or "$" shall mean lawful money of the United States of America.

         "ENERGY" shall have the meaning set forth in the preamble hereto.

         "EQUITY-CREDIT PREFERRED SECURITIES" shall mean securities, however denominated, (i) issued by any Borrower or a Consolidated Subsidiary of any Borrower, (ii) that are not subject to mandatory redemption or the underlying securities, if any, of which are not subject to mandatory redemption, (iii) that are perpetual or mature no less than 30 years from the date of issuance, (iv) the indebtedness issued in connection with which, including any guaranty, is subordinate in right of payment to the unsecured and unsubordinated indebtedness of the issuer of such indebtedness or guaranty, and (v) the terms of which permit the deferral of the payment of interest or distributions thereon to a date occurring after the Tranche C Commitment Termination Date.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that is a member of a group of (i) organizations described in Section 414(b) or (c) of the Code and (ii) solely for purposes of the Lien created under Section 412(n) of the Code, organizations described in Section 414(m) or (o) of the Code of which the applicable Borrower is a member.

         "ERISA EVENT" shall mean (i) any Reportable Event; (ii) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (iii) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of any Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (iv) the receipt by any Borrower or any ERISA Affiliate from the PBGC of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (v) the receipt by any Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (vi) the occurrence of a nonexempt "prohibited transaction" as defined in Section 4975(c) of the Code or Section 406 of ERISA with respect to which any Borrower or any of its Subsidiaries is liable; and

    (vii) any other similar event or condition with respect to a Plan or Multiemployer Plan that could result in liability of any Borrower other than a liability to pay premiums or benefits when due.

         "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

         "EURODOLLAR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

         "EVENT OF DEFAULT" shall have the meaning assigned to such term in Article VI.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXTENSION OF CREDIT" shall mean (i) the making of a Loan or
    (ii) the issuance of a Letter of Credit or the amendment of any Letter of Credit having the effect of extending the stated termination date thereof or increasing the maximum amount available to be drawn thereunder.

         "FACILITY FEE" shall have the meaning assigned to such term in
    Section 2.04(a).

         "FACILITY FEE PERCENTAGE" shall mean, at any time, the percentage per annum set forth below in the column under the Applicable Rating Level of the Borrower with the lower Applicable Rating Level at such time.


===============================================================================
Applicable
Rating Level               1        2          3             4      5
-------------------------------------------------------------------------------
Percentage Per annum
===============================================================================
Facility Fee           0.100%    0.125%     0.150%      0.175%     0.200%
===============================================================================


         "FEDERAL FUNDS EFFECTIVE RATE" shall have the meaning set forth in the definition of "Alternate Base Rate".

         "FEES" shall mean the Facility Fee, the Administrative Fees, the Fronting Fee, the LC Fee and any other fees provided for in the Letter Agreements.

         "FINANCIAL OFFICER" of any corporation or limited liability company shall mean the chief financial officer, principal accounting officer, treasurer, associate or assistant treasurer, or any responsible officer designated by one of the foregoing persons, of such corporation or limited liability company.

         "FIRST MORTGAGE" shall mean (i) the Delivery Mortgage, (ii) any mortgage and deed of trust entered into by Delivery in order to refund or replace, or in substitution for, the Delivery Mortgage, and
    (iii) if and for so long as any first mortgage bonds are issued and outstanding under the Delivery Mortgage, any other indenture or instrument of Delivery pursuant to which Delivery issues debt securities secured directly or indirectly by (A) the Lien created by the Delivery Mortgage and/or (B) any property of Delivery.

         "FRONTING BANKS" shall mean (i) JPMorgan Chase, Citibank,
    N.A., Wachovia Bank, National Association, Bank of America N.A. and Calyon New York Branch and (ii) any Affiliate of any person listed in clause (i) and any other Lender or Affiliate of any Lender, in each case, having a long-term credit rating acceptable to the Borrowers (and, in the case of any such Affiliate, being otherwise reasonably acceptable to the Borrowers) that delivers an instrument in form and substance satisfactory to the Borrowers and the Agent whereby such other Lender or Affiliate agrees to act as a "Fronting Bank" hereunder and states the amount of its LC Fronting Bank Commitment.

         "FRONTING FEE" shall have the meaning assigned to such term in
    Section 2.04(d).

         "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

         "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "HOLDINGS" shall mean TXU US Holdings Company, a Texas corporation, and its successors.

         "INDEBTEDNESS" of any person shall mean (without duplication) all liabilities, obligations and indebtedness (whether contingent or otherwise) of such person (i) for borrowed money or evidenced by bonds, indentures, notes or other similar instruments, (ii) to pay the deferred purchase price of property or services, (iii) as lessee under leases that are recorded as capital leases, (iv) under reimbursement agreements or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business), (v) in respect of Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a mortgage, lien, pledge, charge or other encumbrance on any asset of such person (with the Indebtedness of such person described in this clause (v) to be valued at the book value, net of accumulated depreciation, of such asset of such person securing such Indebtedness of others), (vi) all net payment obligations of such person in respect of interest rate swap agreements, currency swap agreements and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates and (vii) under direct or indirect guaranties in respect of, and to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, liabilities, obligations or indebtedness of others of the kinds referred to in clauses (i) through
    (vi) above; provided, however, that for all purposes, the following shall be excluded from the definition of "Indebtedness": (A) Qualified Transition Bonds (including, with respect to any Borrower, interest rate swaps entered into by any Qualified Transition Bond Issuer of such Borrower in connection with Qualified Transition Bonds issued by such Qualified Transition Bond Issuer), (B) amounts payable from one Borrower to the other in connection with nuclear decommissioning costs, retail clawback or other regulatory transition issues and (C) any Indebtedness defeased by such person or by any Subsidiary of such person.

         "INTEREST PAYMENT DATE" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan and, in addition, the date of any prepayment of such Loan or conversion of such Loan to a Loan of a different Type.

         "INTEREST PERIOD" shall mean (i) as to any Eurodollar
    Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter; provided that, in the case of any Eurodollar Borrowing made during the 30-day period ending on the Applicable Commitment Termination Date, such period may end on the seventh or fourteenth day thereafter, as the Borrower may elect and
    (ii) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (A) the next succeeding March 31, June 30, September 30 or December 31, (B) the Applicable Commitment Termination Date, and (C) the date such Borrowing is repaid or prepaid in accordance with Section 2.05, Section 2.08(d) or Section 2.09; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "JPMORGAN CHASE" shall have the meaning given such term in the preamble hereto.

         "LC FEE" shall have the meaning assigned to such term in
    Section 2.04(d).

         "LC FRONTING BANK COMMITMENT" shall mean, with respect to any Fronting Bank, the aggregate of such Fronting Bank's Tranche A LC Fronting Bank Commitment, Tranche B LC Fronting Bank Commitment and Tranche C LC Fronting Bank Commitment. With respect to each person that is a Fronting Bank on the date hereof, such Fronting Bank's LC Fronting Bank Commitment shall equal such Fronting Bank's "LC Fronting Bank Commitment" listed on Schedule 2.17(i) and, with respect to any person that becomes a Fronting Bank after the date hereof, such person's LC Fronting Bank Commitment shall equal the amount agreed upon between the Borrower and such person at the time such person becomes a Fronting Bank.

         "LC OUTSTANDINGS" shall mean, on any date of determination, the Tranche A LC Outstandings, Tranche B LC Outstandings and Tranche C LC Outstandings on such date.

         "LC PAYMENT NOTICE" shall have the meaning assigned to such term in Section 2.17(d).

         "LENDERS" shall have the meaning given such term in the preamble hereto.

         "LETTER AGREEMENTS" shall mean (i) the Commitment Letter, dated February 25, 2005, among the Borrowers, J.P. Morgan Securities, Inc., JPMorgan Chase, Citigroup Global Markets Inc. and Citibank, N.A. and
    (ii) the Fee Letter, dated February 25, 2005, among Energy, J.P. Morgan Securities, Inc., JPMorgan Chase, Citigroup Global Markets Inc. and Citibank, N.A., each as amended, modified or supplemented from time to time.

         "LETTER OF CREDIT" shall mean any Tranche A Letter of Credit, Tranche B Letter of Credit or Tranche C Letter of Credit.

         "LIBO RATE" shall mean, with respect to any Eurodollar
    Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by JPMorgan Chase from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of JPMorgan Chase in immediately available funds in the London interbank market at approximately 11:00 a.m. London time, two Business Days prior to the commencement of such Interest Period.

         "LIEN" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, any person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "LOAN" shall mean any Tranche A Loan, Tranche B Loan or
    Tranche C Loan.

         "MARGIN REGULATIONS" shall mean Regulations T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "MARGIN STOCK" shall have the meaning given such term under Regulation U of the Board.

         "MATERIAL ADVERSE CHANGE" shall mean, with respect to any Borrower, a materially adverse change in the business, assets, operations or financial condition of such Borrower and its Subsidiaries taken as a whole that makes such Borrower unable to perform any of its obligations under this Agreement or that impairs the rights of, or benefits available to, the Lenders or any Fronting Bank under this Agreement.

         "MOODY'S" shall mean Moody's Investors Service, Inc.

         "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making, or accruing an obligation to make, contributions, or has within any of the preceding five plan years made, or accrued an obligation to make, contributions.

         "OPERATING AGREEMENTS" shall mean (i) the Operating Agreement, dated April 28, 1978, as amended by the Modification of Operating Agreement, dated April 20, 1979, among TXU Mining and Holdings (formerly TXU Electric Company, successor to Dallas Power & Light Company, Texas Electric Service Company and Texas Power & Light Company) and Energy, TXU Energy Retail Company LP and TXU Generation Company LP (pursuant to the Assumption Agreement, dated December 31, 2001, by and among Holdings, Energy, TXU Energy Retail Company LP and TXU Generation Company LP) ("TXU Mining Operating Agreement"), and as it may be amended from time to time, or (ii) the Operating Agreement, dated December 15, 1976, between TXU Fuel and Dallas Power & Light Company, Texas Electric Service Company and Texas Power & Light Company ("TXU Fuel Operating Agreement"), as it may be amended from time to time; provided that no amendment of the TXU Mining Operating Agreement or the TXU Fuel Operating Agreement shall increase the scope of any Lien permitted under Section 5.10(j).

         "ORIGINAL AGREEMENT" shall mean that certain Revolving Credit Agreement, dated as of June 24, 2004, among the Borrowers, as borrowers, the lenders party thereto, JPMorgan Chase Bank, as agent and as a fronting bank, and Citibank, N.A., as a fronting bank.

         "OUTSTANDING CREDITS" shall mean, on any date of determination, the aggregate amount of the Tranche A Outstanding Credits, the Tranche B Outstanding Credits and the Tranche C
    Outstanding Credits on such date.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERCENTAGE" shall mean, for any Lender on any date of determination, the percentage obtained by dividing such Lender's Commitment on such date by the Total Commitment on such date and, for any Lender with respect to such Lender's Tranche A Commitment, Tranche B Commitment or Tranche C Commitment on any date of determination, the percentage obtained by dividing the relevant Commitment of such Lender by the Tranche A Commitments, Tranche B Commitments or Tranche C Commitments, as applicable.

         "PERMITTED ENCUMBRANCES" shall mean, as to any person at any date, any of the following:

         (a) (i) Liens for taxes, assessments or governmental charges not then delinquent and Liens for workers' compensation awards and similar obligations not then delinquent and undetermined Liens or charges incidental to construction, Liens for taxes, assessments or governmental charges then delinquent but the validity of which is being contested at the time by such person in good faith against which an adequate reserve has been established, with respect to which levy and execution thereon have been stayed and continue to be stayed and that do not impair the use of the property or the operation of such person's business, (ii) Liens incurred or created in connection with or to secure the performance of bids, tenders, contracts (other than for the payment of money), leases, statutory obligations, surety bonds or appeal bonds, and mechanics' or materialmen's Liens, assessments or similar encumbrances, the existence of which does not impair the use of the property subject thereto for the purposes for which it was acquired, and other Liens of like nature incurred or created in the ordinary course of business;

         (b) Liens securing indebtedness, neither assumed nor guaranteed by such person nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by such person for any substation, transmission line, transportation line, distribution line, right of way or similar purpose;

          (c) rights reserved to or vested in any municipality or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such person;

         (d) rights reserved to or vested in others to take or receive any part of the power, gas, oil, coal, lignite or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of such person and Liens upon the production from property of power, gas, oil, coal, lignite or other minerals or timber, and the by-products and proceeds thereof, to secure the obligations to pay all or a part of the expenses of exploration, drilling, mining or development of such property only out of such production or proceeds;

         (e) easements, restrictions, exceptions or reservations in any property and/or rights of way of such person for the purpose of roads, pipe lines, substations, transmission lines, transportation lines, distribution lines, removal of oil, gas, lignite, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in titles of any property and/or rights of way, which do not materially impair the use of such property and/or rights of way for the purposes for which such property and/or rights of way are held by such person;

         (f) rights reserved to or vested in any municipality or public authority to use, control or regulate any property of such person;

         (g) any obligations or duties, affecting the property of such person, to any municipality or public authority with respect to any franchise, grant, license or permit;

         (h) as of any particular time any controls, Liens, restrictions, regulations, easements, exceptions or reservations of any municipality or public authority applying particularly to space satellites or nuclear fuel;

         (i) any judgment Lien against such person securing a judgment for an amount not exceeding 25% of Consolidated Shareholders' Equity of such person, so long as the finality of such judgment is being contested by appropriate proceedings conducted in good faith and execution thereon is stayed;

         (j) any Lien arising by reason of deposits with or giving of any form of security to any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, for any purpose at any time as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable such person to maintain self-insurance or to participate in any fund for liability on any insurance risks or in connection with workers' compensation, unemployment insurance, old age pensions or other social security or to share in the privileges or benefits required for companies participating in such arrangements; or

         (k) any landlords' Lien on fixtures or movable property located on premises leased by such person in the ordinary course of business so long as the rent secured thereby is not in default.

         "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

         "PLAN" shall mean any employee pension benefit plan described under Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA that is maintained by any Borrower or any ERISA Affiliate.

         "PREFERRED MEMBERSHIP INTEREST REPURCHASES" shall mean the repurchase by TXU of Preferred Membership Interests and any subsequent purchase or purchases of Preferred Membership Interests by any affiliate of TXU.

         "PREFERRED MEMBERSHIP INTERESTS" shall mean the $750,000,000 aggregate liquidation preference amount of exchangeable preferred membership interests in Energy.

         "PREPAYMENT NOTICE" shall have the meaning given such term in
    Section 2.09(a).

         "QUALIFIED TRANSITION BOND ISSUER" shall mean, with respect to any Borrower, (i) TXU Electric Delivery Transition Bond Company LLC (formerly known as Oncor Electric Delivery Transition Bond Company LLC), (ii) such Borrower, (iii) a Subsidiary of such Borrower formed and operating solely for the purpose of (A) purchasing and owning transition property created under a "financing order" (as such term is defined in the Texas Utilities
    Code) issued by the Commission, (B) issuing such securities pursuant to such order, (C) pledging its interests in such transition property to secure such securities and (D) engaging in activities ancillary to those described in (A), (B) and (C) or (iv) any directly or indirectly held Subsidiary of such Borrower formed and operating for purposes that include owning TXU Electric Delivery Transition Bond Company LLC.

         "QUALIFIED TRANSITION BONDS" of any Borrower shall mean securities, however denominated, that are (i) issued by a Qualified Transition Bond Issuer of such Borrower, (ii) secured by or otherwise payable from transition charges authorized pursuant to the financing order referred to in clause (iii)(A) of the definition of "Qualified Transition Bond Issuer", and (iii) non-recourse to such Borrower or any of its Consolidated Subsidiaries (other than the issuer of such securities).

         "REGISTER" shall have the meaning given such term in Section 8.04(d).

         "REPORTABLE EVENT" shall mean any reportable event as defined in Sections 4043(c)(1)-(8) of ERISA or the regulations issued thereunder (other than a reportable event for which the 30 day notice requirement has been waived) with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

         "REQUEST FOR ISSUANCE" shall mean a request for issuance of a Letter of Credit pursuant to Section 2.17(a), in a form substantially similar to Exhibit C-1, if JPMorgan Chase is the applicable Fronting Bank, C-2, if Citibank, N.A. is the applicable Fronting Bank, and, in the case of any other Fronting Bank, the form that is customary for such Fronting Bank.

         "REQUIRED LENDERS" shall mean, at any time, Lenders having Commitments representing in excess of 50% of the Total Commitment or, (i) for purposes of acceleration pursuant to clause (ii) of the first paragraph of Article VI, or (ii) if the Total Commitment has been terminated, Lenders with Outstanding Credits in excess of 50% of the aggregate amount of Outstanding Credits.

         "RESPONSIBLE OFFICER" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

         "S&P" shall mean Standard & Poor's Ratings Services (a division of The McGraw-Hill Companies, Inc.).

         "SEC" shall mean the Securities and Exchange Commission.

         "SENIOR DEBT" of any person shall mean (without duplication) (i) all Indebtedness of such person described in clauses (i) through (iii) of the definition of "Indebtedness", (ii) all Indebtedness of such person described in clause (iv) of the definition of "Indebtedness" in respect of unreimbursed drawings under letters of credit described in such clause
    (iv), and (iii) all direct or indirect guaranties of such person in respect of, and to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, liabilities, obligations or indebtedness of others of the kinds referred to in clauses (i) and (ii) above; provided, however, that in calculating "Senior Debt" of any Borrower, (A) the aggregate amount of Preferred Membership Interests outstanding shall be excluded and (B) any amount of Equity Credit-Preferred Securities not included in the definition of "Consolidated Shareholders Equity" shall be included.

         "SIGNIFICANT DISPOSITION" shall mean a sale, lease, disposition or other transfer by a person, or any Subsidiary of such person, during any 12-month period commencing on or after the date hereof, of assets constituting, either individually or in the aggregate with all other assets sold, leased, disposed or otherwise transferred by such person or any Subsidiary thereof during such period, 10% or more of the assets of such person and its Subsidiaries taken as a whole, excluding any such sale, lease, disposition or other transfer to a Wholly Owned Subsidiary of such person.

         "SIGNIFICANT SUBSIDIARY" shall mean, with respect to any Borrower at any time, any Subsidiary of such Borrower that as of such time has total assets in excess of 10% of the total assets of such Borrower and its Consolidated Subsidiaries.

         "SOLVENT" shall mean, with respect to any person as of a particular date, that on such date such person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "STATED AMOUNT" shall mean the maximum amount available to be drawn by a beneficiary under a Letter of Credit.

         "SUBSIDIARY" shall mean, with respect to any person (the "PARENT"), any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such parent; provided, however, that Qualified Transition Bond Issuers and Subsidiaries of Qualified Transition Bond Issuers shall not be deemed to be Subsidiaries of any Borrower.

         "SUBSTANTIAL" shall mean, for any Borrower, an amount in excess of 10% of the consolidated assets of such Borrower and its Consolidated Subsidiaries taken as a whole.

         "TOTAL COMMITMENT" shall mean, at any time, the aggregate amount of Commitments of all the Lenders, as in effect at such time. The initial amount of the Total Commitment is $3,500,000,000.

         "TRANCHE" shall mean, with respect to the Commitments, the Tranche A Commitments, Tranche B Commitments or Tranche C Commitments, as applicable, and with respect to any Outstanding Credit, any Tranche A Loan, Tranche B Loan, Tranche C Loan, Tranche A Letter of Credit, Tranche B Letter of Credit or Tranche C Letter of Credit, as applicable.

         "TRANCHE A AVAILABLE COMMITMENT" shall mean, for each Lender, the excess of such Lender's Tranche A Commitment over such Lender's Tranche A Outstanding Credits. "TRANCHE A AVAILABLE Commitments" shall refer to the aggregate of the Lenders' Tranche A Available Commitments hereunder.

         "TRANCHE A BORROWING" shall mean a group of Tranche A Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

         "TRANCHE A COMMITMENT" shall mean, with respect to any Lender, the commitment of such Lender set forth in Schedule 2.01 hereto to make Tranche A Loans and to purchase participations in Tranche A Letters of Credit, as such Tranche A Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.08 or modified from time to time pursuant to Section 8.04. The Tranche A Commitment of each Lender shall automatically and permanently terminate on the Tranche A Commitment Termination Date if not terminated earlier pursuant to the terms hereof. "TRANCHE A COMMITMENTS" shall mean the aggregate of the Lenders' Tranche A Commitments.

         "TRANCHE A COMMITMENT TERMINATION DATE" shall mean March 31, 2010.

         "TRANCHE A LC FRONTING BANK COMMITMENT" shall mean, with respect to any Fronting Bank, the aggregate stated amount of all Tranche A Letters of Credit that such Fronting Bank agrees to issue hereunder, as modified from time to time pursuant to agreement among such Fronting Bank, the Borrowers and the Agent.

         "TRANCHE A LC OUTSTANDINGS" shall mean, on any date of determination, the sum of (i) the undrawn stated amounts of all Tranche A Letters of Credit that are outstanding on such date and (ii) the aggregate principal amount of all unpaid reimbursement obligations of the Borrowers on such date with respect to payments made by the Fronting Banks under Tranche A Letters of Credit (excluding reimbursement obligations that have been repaid with the proceeds of any Loan). A Lender's "Tranche A LC Outstandings" shall mean such Lender's participation interest in undrawn Tranche A Letters of Credit and its Percentage of all unpaid reimbursement obligations in respect of the Tranche A Letters of Credit.

         "TRANCHE A LETTER OF CREDIT" shall mean a letter of credit that is issued by a Fronting Bank pursuant to a Request for Issuance specifying that such letter of credit is to use the Tranche A Commitments, as such letter of credit may from time to time be amended, modified or extended in accordance with the terms of this Agreement.

         "TRANCHE A LOAN" shall mean a revolving loan made pursuant to Section 2.02(a)(i), whether made as a Eurodollar Loan or as an ABR Loan.

         "TRANCHE A OUTSTANDING CREDITS" of any Lender shall mean, on any date of determination, an amount equal to (i) the aggregate principal amount of all outstanding Tranche A Loans made by such Lender plus (ii) such Lender's Tranche A LC Outstandings on such date.

         "TRANCHE B AVAILABLE COMMITMENT" shall mean, for each Lender, the excess of such Lender's Tranche B Commitment over such Lender's Tranche B Outstanding Credits. "TRANCHE B AVAILABLE Commitments" shall refer to the aggregate of the Lenders' Tranche B Available Commitments hereunder.

         "TRANCHE B BORROWING" shall mean a group of Tranche B Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

         "TRANCHE B COMMITMENT" shall mean, with respect to any Lender, the commitment of such Lender set forth in Schedule 2.01 hereto to make Tranche B Loans and to purchase participations in Tranche B Letters of Credit, as such Tranche B Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.08 or modified from time to time pursuant to Section 8.04. The Tranche B Commitment of each Lender shall automatically and permanently terminate on the Tranche B Commitment Termination Date if not terminated earlier pursuant to the terms hereof. "TRANCHE B COMMITMENTS" shall mean the aggregate of the Lenders' Tranche B Commitments.

         "TRANCHE B COMMITMENT TERMINATION DATE" shall mean June 24, 2008.

         "TRANCHE B LC FRONTING BANK COMMITMENT" shall mean, with respect to any Fronting Bank, the aggregate stated amount of all Tranche B Letters of Credit that such Fronting Bank agrees to issue hereunder, as modified from time to time pursuant to agreement among such Fronting Bank, the Borrowers and the Agent.

         "TRANCHE B LC OUTSTANDINGS" shall mean, on any date of determination, the sum of (i) the undrawn stated amounts of all Tranche B Letters of Credit that are outstanding on such date and (ii) the aggregate principal amount of all unpaid reimbursement obligations of the Borrowers on such date with respect to payments made by the Fronting Banks under Tranche B Letters of Credit (excluding reimbursement obligations that have been repaid with the proceeds of any Loan). A Lender's "Tranche B LC Outstandings" shall mean such Lender's participation interest in undrawn Tranche B Letters of Credit and its Percentage of all unpaid reimbursement obligations in respect of the Tranche B Letters of Credit.

         "TRANCHE B LETTER OF CREDIT" shall mean a letter of credit that is issued by a Fronting Bank pursuant to a Request for Issuance specifying that such letter of credit is to use the Tranche B Commitments, as such letter of credit may from time to time be amended, modified or extended in accordance with the terms of this Agreement.

         "TRANCHE B LOAN" shall mean a revolving loan made pursuant to Section 2.02(a)(ii), whether made as a Eurodollar Loan or as an ABR Loan.

         "TRANCHE B OUTSTANDING CREDITS" of any Lender shall mean, on any date of determination, an amount equal to (i) the aggregate principal amount of all outstanding Tranche B Loans made by such Lender plus (ii) such Lender's Tranche B LC Outstandings on such date.

         "TRANCHE C AVAILABLE COMMITMENT" shall mean, for each Lender, the excess of such Lender's Tranche C Commitment over such Lender's Tranche C Outstanding Credits. "TRANCHE C AVAILABLE Commitments" shall refer to the aggregate of the Lenders' Tranche C Available Commitments hereunder.

         "TRANCHE C BORROWING" shall mean a group of Tranche C Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

         "TRANCHE C COMMITMENT" shall mean, with respect to any Lender, the commitment of such Lender set forth in Schedule 2.01 hereto to make Tranche C Loans and to purchase participations in Tranche C Letters of Credit, as such Tranche C Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.08 or modified from time to time pursuant to Section 8.04. The Tranche C Commitment of each Lender shall automatically and permanently terminate on the Tranche C Commitment Termination Date if not terminated earlier pursuant to the terms hereof. "TRANCHE C COMMITMENTS" shall mean the aggregate of the Lenders' Tranche C Commitments.

         "TRANCHE C COMMITMENT TERMINATION DATE" shall mean June 24, 2010.

         "TRANCHE C LC FRONTING BANK COMMITMENT" shall mean, with respect to any Fronting Bank, the aggregate stated amount of all Tranche C Letters of Credit that such Fronting Bank agrees to issue hereunder, as modified from time to time pursuant to agreement among such Fronting Bank, the Borrowers and the Agent.

         "TRANCHE C LC OUTSTANDINGS" shall mean, on any date of determination, the sum of (i) the undrawn stated amounts of all Tranche C Letters of Credit that are outstanding on such date and (ii) the aggregate principal amount of all unpaid reimbursement obligations of the Borrowers on such date with respect to payments made by the Fronting Banks under Tranche C Letters of Credit (excluding reimbursement obligations that have been repaid with the proceeds of any Loan). A Lender's "Tranche C LC Outstandings" shall mean such Lender's participation interest in undrawn Tranche C Letters of Credit and its Percentage of all unpaid reimbursement obligations in respect of the Tranche C Letters of Credit.

         "TRANCHE C LETTER OF CREDIT" shall mean a letter of credit that is issued by a Fronting Bank pursuant to a Request for Issuance specifying that such letter of credit is to use the Tranche C Commitments, as such letter of credit may from time to time be amended, modified or extended in accordance with the terms of this Agreement.

         "TRANCHE C LOAN" shall mean a revolving loan made pursuant to Section 2.02(a)(iii), whether made as a Eurodollar Loan or as an ABR Loan.

         "TRANCHE C OUTSTANDING CREDITS" of any Lender shall mean, on any date of determination, an amount equal to (i) the aggregate principal amount of all outstanding Tranche C Loans made by such Lender plus (ii) such Lender's Tranche C LC Outstandings on such date.

         "TXU" shall mean TXU Corp., a Texas corporation, and its successors.

         "TXU FUEL" shall mean TXU Fuel Company, a Texas corporation, and its successors.

         "TXU MINING" shall mean TXU Mining Company LP, a Texas limited partnership, and its successors.

         "TYPE", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "RATE" shall include the LIBO Rate and the Alternate Base Rate.

         "VOTING SHARES" shall mean, as to shares or other equity interests of a particular corporation or other type of person, outstanding shares of stock or other equity interests of any class of such corporation or other person entitled to vote in the election of directors or other comparable managers of such person, excluding shares or other interests entitled so to vote only upon the happening of some contingency.

         "WHOLLY OWNED SUBSIDIARY" of any person shall mean any Consolidated Subsidiary of such person all the shares of common stock and other voting capital stock or other voting ownership interests having ordinary voting power to vote in the election of the board of directors or other governing body performing similar functions (except directors' qualifying shares) of which are at the time directly or indirectly owned by such person.

         "WITHDRAWAL LIABILITY" shall mean liability of a Borrower established under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

    SECTION 1.02. TERMS GENERALLY.

    The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Article V, such terms shall be construed in accordance with GAAP as in effect on the date hereof applied on a basis consistent with the application used in preparing any Borrower's audited financial statements referred to in Section 3.05.

                                   ARTICLE II
                                   THE CREDITS

    SECTION 2.01. COMMITMENTS.

    (a) Subject to the terms and conditions and relying upon the representa-tions and warranties herein set forth, each Lender and each Fronting Bank (as applicable) agrees, severally and not jointly, as follows: (i) each Lender agrees to make Tranche A Loans to any Borrower at any time and from time to time until the Tranche A Commitment Termination Date up to the amount of such Lender's Tranche A Available Commitment, each Fronting Bank agrees to issue Tranche A Letters of Credit for the account of any Borrower at any time and from time to time until the fifth Business Day preceding the Tranche A Commitment Termination Date in an aggregate stated amount at any time outstanding not to exceed such Fronting Bank's Tranche A LC Fronting Bank Commitment, and each Lender agrees to purchase participations in such Letters of Credit as more fully set forth in Section 2.17; (ii) each Lender agrees to make Tranche B Loans to any Borrower at any time and from time to time until the Tranche B Commitment Termination Date up to the amount of such Lender's Tranche B Available Commitment, each Fronting Bank agrees to issue Tranche B Letters of Credit for the account of any Borrower at any time and from time to time until the fifth Business Day preceding the Tranche B Commitment Termination Date in an aggregate stated amount at any time outstanding not to exceed such Fronting Bank's Tranche B LC Fronting Bank Commitment, and each Lender agrees to purchase participations in such Letters of Credit as more fully set forth in Section 2.17; and (iii) each Lender agrees to make Tranche C Loans to any Borrower at any time and from time to time until the Tranche C Commitment Termination Date up to the amount of such Lender's Tranche C Available Commitment, each Fronting Bank agrees to issue Tranche C Letters of Credit for the account of any Borrower at any time and from time to time until the fifth Business Day preceding the Tranche C Available Commitment Date in an aggregate stated amount at any time outstanding not to exceed such Fronting Bank's Tranche C LC Fronting Bank Commitment, and each Lender agrees to purchase participations in such Letters of Credit as more fully set forth in Section 2.17. Notwithstanding the foregoing, at no time shall (A) the Outstanding Credits for any Tranche exceed the aggregate amount of the Lenders' Commitments for such Tranche, (B) any Lender's Outstanding Credits for any Tranche exceed the amount of such Lender's Commitment for such Tranche, (C) any Fronting Bank make any Extension of Credit relating to a Letter of Credit if such Extension of Credit would cause (x) the aggregate amount of Outstanding Credits for any Tranche to exceed the aggregate amount of the Lenders' Commitments for such Tranche, or (y) the aggregate LC Outstandings for such Tranche relating to such Fronting Bank to exceed such Fronting Bank's LC Fronting Bank Commitment for such Tranche and (D) any Extension of Credit be made to Delivery if such Extension of Credit would cause the amount of Outstanding Credits to Delivery to exceed $2,800,000,000.

    (b) Within the foregoing limits, the Borrowers may borrow, pay or prepay Loans of any Tranche and request new Extensions of Credit of any Tranche on and after the date hereof and prior to the Applicable Commitment Termination Date subject to the terms, conditions and limitations set forth herein.

    SECTION 2.02. LOANS.

    (a) Each (i) Tranche A Loan shall be made as part of a Borrowing consisting of Tranche A Loans made by the Lenders ratably in accordance with their respective Tranche A Commitments, (ii) Tranche B Loan shall be made as part of a Borrowing consisting of Tranche B Loans made by the Lenders ratably in accordance with their respective Tranche B Commitments and (iii) Tranche C Loan shall be made as part of a Borrowing consisting of Tranche C Loans made by the Lenders ratably in accordance with their respective Tranche C Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is an integral multiple of $5,000,000 and not less than $25,000,000 (or an aggregate principal amount equal to the remaining balance of the Available Commitments).

    (b) Each Borrowing shall be comprised entirely of Eurodollar Loans or ABR Loans, as the applicable Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time.

    (c) Subject to subsection (d) below, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Agent in New York, New York, not later than noon, New York City time, and the Agent shall by 2:00 p.m., New York City time, credit the amounts so received to the account or accounts specified from time to time in one or more notices delivered by the applicable Borrower to the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Loans shall be made by the Lenders pro rata in accordance with Section 2.12. Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with this subsection (c) and the Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Agent, such Lender and the applicable Borrower (without waiving any claim against such Lender for such Lender's failure to make such portion available) severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

    (d) A Borrower may refinance all or any part of any Borrowing with a Borrowing of the same or a different Type, subject to the conditions and limitations set forth in this Agreement.

Any Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with Section 2.05 or 2.09, as applicable, with the proceeds of a new Borrowing, and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Agent or by the Agent to such Borrower pursuant to subsection (c) above.

    SECTION 2.03. BORROWING PROCEDURE.

    In order to request a Borrowing, a Borrower shall hand deliver or send via facsimile to the Agent a duly completed Borrowing Request (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before such Borrowing, and (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before such Borrowing. Such notice shall be irrevocable and shall in each case specify (A) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing, (B) the Tranche of such Borrowing, (C) the date of such Borrowing (which shall be a Business Day) and the amount thereof, and (D) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto, which shall not end after the Applicable Commitment Termination Date. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be deemed an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration (subject to the limitations set forth in the definition of "Interest Period"). If a Borrower shall not have given notice in accordance with this Section of its election to refinance a Borrowing prior to the end of the Interest Period in effect for such Borrowing, then such Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. Notwithstanding any other provision of this Agreement to the contrary, no Borrowing shall be requested if the Interest Period with respect thereto would end after the Applicable Commitment Termination Date. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section and of each Lender's portion of the requested Borrowing.

    SECTION 2.04. FEES.

    (a) Energy agrees to pay to each Lender, through the Agent, on each March 31, June 30, September 30 and December 31 (with the first payment being due on June 30, 2005) and on each date on which the Commitment of such Lender shall be terminated or reduced as provided herein, a facility fee (a "FACILITY FEE"), at a rate per annum equal to the Facility Fee Percentage from time to time in effect on the Commitment of such Lender (without regard to usage) during the preceding quarter (or other period commencing on the date of this Agreement or ending on the Applicable Commitment Termination Date or any date on which the Commitment of such Lender shall be terminated).

    (b) All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fees due to each Lender shall commence to accrue on the date of this Agreement, and shall cease to accrue on the date of termination of such Lender's Commitment, as provided herein.

    (c) Energy agrees to pay the Agent the fees from time to time payable to it in its capacity as Agent pursuant to the Letter Agreements (the "ADMINISTRATIVE FEES").

    (d) Each Borrower for the account of which a Letter of Credit is issued agrees to pay the Agent, for the account of the Fronting Bank that issued such Letter of Credit, a fronting fee equal to 0.125% of the stated amount of such Letter of Credit (a "FRONTING FEE") and such other charges with respect to such Letter of Credit as are agreed upon with such Fronting Bank and as are customary. Each Borrower for the account of which a Letter of Credit is issued agrees to pay to the Agent for the account of the Lenders a fee (the "LC FEE") on the face amount of each Letter of Credit issued by any Fronting Bank for the account of such Borrower, calculated at a rate per annum equal to the Applicable Margin for Eurodollar Loans (regardless of whether any such Loans are then outstanding). All Fronting Fees and LC Fees shall be computed on the basis of the actual number of days that each such Letter of Credit is outstanding, assuming a year of 360 days, payable in arrears on each March 31, June 30, September 30 and December 31, and on the date that such Letter of Credit expires or is drawn in full.

    (e) All Fees shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

    SECTION 2.05. REPAYMENT OF LOANS; EVIDENCE OF INDEBTEDNESS.

    (a) The outstanding principal balance of each (i) Eurodollar Loan shall be due and payable on the last day of the Interest Period applicable thereto and on the Applicable Commitment Termination Date and (ii) ABR Loan shall be due and payable on the Applicable Commitment Termination Date.

    (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Extension of Credit made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

    (c) The Agent shall maintain accounts in which it will record (i) the amount of each Extension of Credit made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from each Borrower and each Lender's share thereof.

    (d) The entries made in the accounts maintained pursuant to subsections (b) and (c) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Outstanding Credits in accordance with their terms.

    SECTION 2.06. INTEREST ON LOANS.

    (a) The Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin from time to time in effect for Eurodollar Borrowings.

    (b) The Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of (i) 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and (ii) 360 days for other periods) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin from time to time in effect for ABR Borrowings.

    (c) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable LIBO Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by JPMorgan Chase, and such determination shall be conclusive absent manifest error; provided that JPMorgan Chase shall, upon request, provide to the applicable Borrower a certificate setting forth in reasonable detail the basis for such determination.

    SECTION 2.07. ALTERNATE RATE OF INTEREST.

    In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Agent shall have determined (i) that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market or (ii) that reasonable means do not exist for ascertaining the LIBO Rate, the Agent shall, as soon as practicable thereafter, give facsimile notice of such determination to the Borrowers and the Lenders. In the event of any such determination under clause (i) or (ii) above, until the Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, any request by a Borrower for a Eurodollar Borrowing pursuant to Section 2.03 shall be deemed to be a request for an ABR Borrowing. In the event the Required Lenders notify the Agent that the rates at which dollar deposits are being offered will not adequately and fairly reflect the cost to such Lenders of making or maintaining Eurodollar Loans during such Interest Period, the Agent shall notify the applicable Borrower of such notice and until the Required Lenders shall have advised the Agent that the circumstances giving rise to such notice no longer exist, any request by such Borrower for a Eurodollar Borrowing shall be deemed a request for an ABR Borrowing. Each determination by the Agent hereunder shall be made in good faith and shall be conclusive absent manifest error; provided that the Agent, shall, upon request, provide to the applicable Borrower a certificate setting forth in reasonable detail the basis for such determination.

    SECTION 2.08. TERMINATION AND REDUCTION OF COMMITMENTS.

    (a) The Tranche A Commitments shall be terminated automatically on the Tranche A Commitment Termination Date, the Tranche B Commitments shall be terminated automatically on the Tranche B Commitment Termination Date, and the Tranche C Commitments shall be terminated automatically on the Tranche C Commitment Termination Date.

    (b) Upon at least two Business Days' prior irrevocable written notice to the Agent, the Borrowers, acting jointly, may, without premium or penalty, at any time in whole permanently terminate, or from time to time in part permanently reduce, the Tranche A Commitments, Tranche B Commitments or Tranche C Commitments; provided, however, that (i) each partial reduction of the Commitments for any Tranche shall be in an integral multiple of $10,000,000 and in a minimum principal amount of $10,000,000 and (ii) no such termination or reduction shall be made that would reduce the Commitments for any Tranche to an amount less than (1) the aggregate amount of Outstanding Credits for such Tranche on the date of such termination or reduction (after giving effect to any prepayment made pursuant to Section 2.09) or (2) $50,000,000, unless the result of such termination or reduction referred to in this clause (2) is to reduce the Commitments for such Tranche to $0. The Agent shall advise the Lenders of any notice given pursuant to this subsection (b) and of each Lender's portion of any such termination or reduction of the Tranche A Commitments, Tranche B Commitments or Tranche C Commitments.

    (c) Each reduction in the Commitments for any Tranche shall be made ratably among the Lenders in accordance with their respective Commitments for such Tranche. Energy shall pay to the Agent for the account of the Lenders, on the date of each termination or reduction of the Commitments, the Facility Fee on the amount of the Commitments so terminated or reduced, in each case accrued through the date of such termination or reduction.

    (d) Upon at least one Business Day's prior written notice to the Agent, any Borrower may at any time terminate the Commitment available to it, without premium or penalty (other than as described in Section 8.05(b)(ii)), on the date of such termination, provided that (i) all Advances made to such Borrower shall have been repaid or prepaid in full, all Letters of Credit issued for the account of such Borrower shall have been cancelled and terminated and all amounts due and owing by such Borrower hereunder shall have been paid in full and (ii) any and all obligations of such Borrower that survive such termination shall be assumed by the remaining Borrower. On and as of the date of termination of the Commitment available to any Borrower pursuant to this subsection (d), such Borrower shall be deemed no longer to be a party to this Agreement and shall have no continuing rights or obligations hereunder and all references herein to the Borrowers shall be deemed to be a reference to the remaining Borrower.

    SECTION 2.09. PREPAYMENT.

    (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon giving a written notice substantially in the form of Exhibit D (a "PREPAYMENT NOTICE") via facsimile (or telephone notice promptly confirmed by facsimile) to the Agent: (i) before 11:00 a.m., New York City time, three Business Days prior to prepayment, in the case of Eurodollar Loans, and (ii) before 11:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $10,000,000 and not less than $10,000,000.

    (b) Each Prepayment Notice shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section shall be subject to Section 8.05 but otherwise without premium or penalty. All prepayments under this Section shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

    SECTION 2.10. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.

    (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or any Fronting Bank hereunder (except for changes in respect of taxes on the overall net income of such Lender or such Fronting Bank (as the case may be) or its lending office imposed by the jurisdiction in which such Lender's or such Fronting Bank's (as the case may be) principal executive office or lending office is located), or shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or such Fronting Bank (as the case may be) or shall result in the imposition on any Lender, any Fronting Bank or the London interbank market of any other condition affecting this Agreement, such Lender's Commitment or any Extension of Credit (other than an ABR Loan) made by such Lender or such Fronting Bank, and the result of any of the foregoing shall be to increase the cost to such Lender or such Fronting Bank (as the case may be) of making or maintaining any Outstanding Credit (other than an ABR Loan) or to reduce the amount of any sum received or receivable by such Lender or such Fronting Bank (as the case may be) hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Fronting Bank (as the case may be) to be material, then the applicable Borrower or, if the foregoing circumstances do not relate to a particular Borrowing, Energy shall, upon receipt of the notice and certificate provided for in subsection (c) below promptly pay to such Lender or such Fronting Bank (as the case may be) such additional amount or amounts as will compensate such Lender or such Fronting Bank (as the case may be) for such additional costs incurred or reduction suffered.

    (b) If any Lender or Fronting Bank shall have determined that the adoption of any law, rule, regulation or guideline arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or Fronting Bank (or any lending office of such Lender or such Fronting Bank) or any Lender's or any Fronting Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such Fronting Bank's (as the case may be) capital or on the capital of such Lender's or such Fronting Bank's (as the case may be) holding company, if any, as a consequence of this Agreement, such Lender's Commitment or the Extensions of Credit made by such Lender or such Fronting Bank

(as the case may be) pursuant hereto to a level below that which such Lender or such Fronting Bank (as the case may be) or such Lender's or such Fronting Bank's (as the case may be) holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such Fronting Bank's (as the case may be) policies and the policies of such Lender's or such Fronting Bank's (as the case may be) holding company with respect to capital adequacy) by an amount deemed by such Lender or such Fronting Bank (as the case may be) to be material, then from time to time such additional amount or amounts as will compensate such Lender or such Fronting Bank (as the case may be) for any such reduction suffered will be paid to such Lender or such Fronting Bank (as the case may be) by the applicable Borrower or, if the foregoing circumstances do not relate to a particular Borrower, by Energy. It is acknowledged that this Agreement is being entered into by the Lenders and the Fronting Banks on the understanding that neither the Lenders nor the Fronting Banks will be required to maintain capital against their Commitments or agreements to issue Letters of Credit, as the case may be, under currently applicable laws, regulations and regulatory guidelines. In the event the Lenders or any Fronting Bank shall otherwise determine that such understanding is incorrect, it is agreed that the Lenders or the Fronting Banks, as the case may be, will be entitled to make claims under this subsection (b) based upon market requirements prevailing on the date hereof for commitments under comparable credit facilities against which capital is required to be maintained.

    (c) A certificate of each Lender or the applicable Fronting Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or such Fronting Bank (as the case may be) or its holding company as specified in subsection (a) or (b) above, as the case may be, and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined, shall be delivered to the applicable Borrower or the Borrowers, as the case may be, and shall be conclusive absent manifest error. The applicable Borrower shall pay each Lender or Fronting Bank (as the case may be) the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same. Each Lender and each Fronting Bank shall give prompt notice to the applicable Borrower of any event of which it has knowledge, occurring after the date hereof, that it has determined will require compensation by such Borrower pursuant to this Section; provided, however, that failure by such Lender or such Fronting Bank to give such notice shall not constitute a waiver of such Lender's or such Fronting Bank's (as the case may be) right to demand compensation hereunder.

    (d) Failure on the part of any Lender or Fronting Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or such Fronting Bank's (as the case may be) right to demand compensation with respect to such period or any other period; provided, however, that no Lender or Fronting Bank shall be entitled to compensation under this Section for any costs incurred or reductions suffered with respect to any date unless it shall have notified the applicable Borrower that it will demand compensation for such costs or reductions under subsection
(c) above not more than 90 days after the later of (i) such date and (ii) the date on which it shall have become aware of such costs or reductions. The protection of this Section shall be available to each Lender and each Fronting Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

    (e) Each Lender and each Fronting Bank agrees that it will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender or such Fronting Bank (as the case may be), be disadvantageous to such Lender or such Fronting Bank (as the case may be).

    SECTION 2.11. CHANGE IN LEGALITY.

    (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrowers and to the Agent, such Lender may:

         (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn (any Lender delivering such a declaration hereby agreeing to withdraw such declaration promptly upon determining that such event of illegality no longer exists); and

         (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in subsection (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

    (b) For purposes of this Section, a notice by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt.

    SECTION 2.12. PRO RATA TREATMENT.

    Except as required under Sections 2.10 and 2.15, each Extension of Credit, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of a reimbursement obligation in respect of a drawn Letter of Credit, each payment of the Facility Fees, each reduction of the Total Commitment and each refinancing or conversion of any Borrowing with a Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their Outstanding Credits). For purposes of determining the Available Commitments of the Lenders with respect to any Tranche at any time, the LC Outstandings for such Tranche shall be deemed to have utilized the Commitments of the Lenders for such Tranche pro rata in accordance with their respective Commitments for such Tranche at such time. Each Lender agrees that in computing such Lender's portion of any Extension of Credit to be made hereunder, the Agent may, in its discretion, round each Lender's percentage of such Extension of Credit to the next higher or lower whole dollar amount.

    SECTION 2.13. SHARING OF SETOFFS.

    Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loans or LC Outstandings as a result of which the unpaid principal portion of its Loans and LC Outstandings shall be proportionately less than the unpaid principal portion of the Loans and LC Outstandings of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans or LC Outstandings of such other Lender, so that the aggregate unpaid principal amount of the Loans and LC Outstandings and participations in the Loans and LC Outstandings held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and LC Outstandings then outstanding as the principal amount of its Loans and LC Outstandings prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and LC Outstandings outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or any LC Outstandings deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender by reason thereof as fully as if such Lender had made an Extension of Credit in the amount of such participation.

    SECTION 2.14. PAYMENTS.

    (a) Each Borrower shall make each payment (including principal of or interest on any Outstanding Credit or any Fees or other amounts) hereunder from an account in the United States not later than 12:00 noon, New York City time, on the date when due in dollars to the Agent at its offices at 1111 Fannin, 10th Floor, Houston, TX 77002, Attention of Claudette Reid (Facsimile No. 713-427-6307), in immediately available funds. Each such payment shall be made without off-set, deduction or counterclaim, provided, that the foregoing shall not constitute a relinquishment or waiver of such Borrower's rights to any independent claim that such Borrower may have against the Agent, any Fronting Bank or any Lender.

    (b) Whenever any payment (including principal of or interest on any Outstanding Credit or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business

Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

    SECTION 2.15. TAXES.

    (a) Any and all payments of principal and interest on any of the Outstanding Credits or of any Fees or indemnity or expense reimbursements by a Borrower hereunder ("BORROWER PAYMENTS") shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all current or future United States Federal, state and local taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect to such Borrower Payments, but only to the extent reasonably attributable to such Borrower Payments, excluding
(i) income taxes imposed on the net income of the Agent, any Fronting Bank or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity a "TRANSFEREE")) and (ii) franchise taxes imposed on the net income of the Agent, any Fronting Bank or any Lender (or Transferee), in each case by the jurisdiction under the laws of which the Agent, such Fronting Bank or such Lender (or Transferee) is organized or doing business through offices or branches located therein, or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "TAXES"). If any Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or any Transferee) or the Agent or any Fronting Bank, (i) the sum payable shall be increased by the amount (an "ADDITIONAL AMOUNT") necessary so that after making all required deductions (including deductions applicable to additional amounts payable under this Section) such Lender (or Transferee) or the Agent or such Fronting Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

    (b) In addition, each Borrower shall pay to the relevant United States Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Letter Agreements ("OTHER TAXES").

    (c) Each Borrower shall indemnify each Lender (or Transferee thereof), the Agent and each Fronting Bank for the full amount of Taxes and Other Taxes with respect to Borrower Payments paid by such person, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant United States Governmental Authority. A certificate setting forth and containing an explanation in reasonable detail of the manner in which such amount shall have been determined and the amount of such payment or liability prepared by a Lender, a Fronting Bank or the Agent on their behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Lender (or Transferee) or the Agent or the Fronting Bank, as the case may be, makes written demand therefor.

    (d) If a Lender (or Transferee) or the Agent or a Fronting Bank shall become aware that it is entitled to claim a refund from a United States Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by a Borrower, or with respect to which a Borrower has paid additional amounts, pursuant to this Section, it shall promptly notify such Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by such Borrower, make a claim to such United States Governmental Authority for such refund at such Borrower's expense. If a Lender (or Transferee) or the Agent or a Fronting Bank receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower had paid additional amounts pursuant to this Section, it shall within 30 days from the date of such receipt, pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Agent or such Fronting Bank and without interest (other than interest paid by the relevant United States Governmental Authority with respect to such refund); provided, however, that such Borrower, upon the request of such Lender (or Transferee) or the Agent or such Fronting Bank, agrees to repay the amount paid over to such Borrower (plus penalties, interest or other charges) to such Lender (or Transferee) or the Agent or such Fronting Bank in the event such Lender (or Transferee) or the Agent or such Fronting Bank is required to repay such refund to such United States Governmental Authority.

    (e) As soon as practicable, but in any event within 30 days, after the date of any payment of Taxes or Other Taxes by a Borrower to the relevant United States Governmental Authority, such Borrower will deliver to the Agent, at its address referred to in Section 8.01, the original or a certified copy of a receipt issued by such United States Governmental Authority evidencing payment thereof.

    (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Outstanding Credits hereunder.

    (g) Each of the Agent, each Fronting Bank and each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender" or "Non U.S. Agent", as applicable) shall deliver to the Borrowers and the Agent two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, United States Federal withholding tax on payments by any Borrower under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this subsection (g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection (g) that such Non-U.S. Lender is not legally able to deliver.

    (h) A Borrower shall not be required to indemnify any Non-U.S. Lender or Non-U.S. Agent (including any Transferee), or to pay any additional amounts to any Non-U.S. Lender or Non-U.S. Agent (including any Transferee), in respect of United States Federal, state or local withholding tax pursuant to subsection (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal, state or local withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to an Extension of Credit; provided, however, that this clause (i) shall not apply to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of such Borrower; and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or any Fronting Bank or any Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or such Fronting Bank or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts or such indemnity payments would not have arisen but for a failure by such Non-U.S. Lender (including any Transferee) to comply with the provisions of subsection (g) above and (i) below.

    (i) Any Fronting Bank or any Lender (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to this Section shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by a Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the good faith determination of such Fronting Bank or such Lender (or Transferee) (as the case may be), be otherwise disadvantageous to such Fronting Bank or such Lender (or Transferee) (as the case may be).

    (j) Nothing contained in this Section shall require any Lender (or Transferee) or the Agent or any Fronting Bank to make available to such Borrower any of its tax returns (or any other information) that it deems to be confidential or proprietary.

    (k) Notwithstanding anything herein to the contrary, the indemnification obligations under this Section shall, to the extent practicable, be allocated between the Borrowers based upon their relative liability for the interest, fee or other payments in respect of which such indemnification obligations arise.

    SECTION 2.16. ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES.

    In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.10(c) or 2.11(a), or any Borrower shall be required to make additional payments to any Lender under Section 2.15, the Borrowers shall have the right, at their own expense, upon notice to such Lender and the Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 8.04) all such Lender's interests, rights and obligations contained hereunder to another financial institution approved by the Agent and the Borrowers (which approval shall not be unreasonably withheld) which shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the assignee shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder and the Borrowers shall pay the processing and recordation fee due pursuant to Section 8.04.

    SECTION 2.17. LETTERS OF CREDIT.

    (a) Subject to the terms and conditions hereof, each Letter of Credit shall be issued (or the stated maturity thereof extended or terms thereof modified or amended) on not less than three Business Days' prior notice thereof by the delivery by a Borrower of a Request for Issuance to the Agent (which shall promptly distribute copies thereof to the Lenders) and the Fronting Bank designated by such Borrower. Each Request for Issuance shall identify the Borrower for the account of which the Letter of Credit is proposed to be issued and the relevant Fronting Bank and shall specify (i) the applicable Tranche for such Letter of Credit, (ii) the date (which shall be a Business Day) of issuance of such Letter of Credit (or the date of effectiveness of such extension, modification or amendment) and the stated expiry date thereof (which shall be no later than the fifth Business Day preceding the Applicable Commitment Termination Date), (ii) the proposed stated amount (denominated in dollars) of such Letter of Credit (which shall not be less than $1,000,000, unless otherwise agreed to by the applicable Fronting Bank), (iii) the name and address of the beneficiary of such Letter of Credit and (iv) a statement of drawing conditions applicable to such Letter of Credit, whether such Letter of Credit is a documentary letter of credit, a financial standby letter of credit or a performance standby letter of credit, and if such Request for Issuance relates to an amendment or modification of a Letter of Credit, it shall be accompanied by the consent of the beneficiary of the Letter of Credit thereto; provided, however, that if the terms of any Request for Issuance shall conflict with the terms of this Agreement, the terms of this Agreement shall govern. Each Request for Issuance shall be irrevocable unless modified or rescinded by the Borrower that delivered such request not less than two days prior to the proposed date of issuance (or effectiveness) specified therein. Not later than 12:00 noon (New York City time) on the proposed date of issuance (or effectiveness) specified in such Request for Issuance, and upon fulfillment of the applicable conditions precedent and the other requirements set forth herein, the applicable Fronting Bank shall issue (or extend, amend or modify) such Letter of Credit and provide notice and a copy thereof to the Agent, which shall promptly furnish copies thereof to the Lenders. Each Lender shall, upon the issuance of any Letter of Credit, acquire a participation interest in such Letter of Credit, automatically and without any action on its part or the part of the applicable Fronting Bank, whereby such Lender shall become obligated to perform such obligations in respect of such Letter of Credit as are expressly set forth herein. No Fronting Bank shall at any time be obligated to issue any Letter of Credit if such issuance would conflict with any applicable requirement of law.

    (b) No Letter of Credit shall be requested or issued hereunder if, after the issuance thereof, (i) the Tranche A Outstanding Credits would exceed the Tranche A Commitments, (ii) the Tranche B Outstanding Credits would exceed the Tranche B Commitments or (iii) the Tranche C Outstanding Credits would exceed the Tranche C Commitments.

    (c) Each of the Borrowers hereby agrees to pay to the Agent for the account of each Fronting Bank and, if they shall have funded participations in the reimbursement obligations of such Borrower pursuant to subsection (d) below, the Lenders, on demand made by such Fronting Bank to such Borrower, on and after each date on which such Fronting Bank shall pay any amount under any Letter of Credit issued by such Fronting Bank for the account of such Borrower, a sum equal to the amount so paid plus interest on such amount from the date so paid by such Fronting Bank until repayment to such Fronting Bank in full at a fluctuating interest rate per annum equal to the Alternate Base Rate plus the Applicable Margin for ABR Loans plus, if any amount paid by such Fronting Bank under a Letter of Credit is not reimbursed by such Borrower within three Business Days, 2%.

    (d) If any Fronting Bank shall not have been reimbursed in full by a Borrower for any payment made by such Fronting Bank under a Letter of Credit issued by such Fronting Bank for the account of such Borrower on the date of such payment, such Fronting Bank shall give the Agent prompt notice thereof (an "LC PAYMENT NOTICE") no later than 10:00 a.m. (New York City time) on the Business Day immediately succeeding the date of such payment by such Fronting Bank. The Agent shall forward to each Lender a copy of such LC Payment Notice no later than 12:00 noon on the date on which such LC Payment Notice is received from such Fronting Bank. Notwithstanding any provision of this Agreement to the contrary, each Lender with a Commitment under the relevant Tranche severally agrees to fund its participation in the reimbursement obligation of the Borrower to each Fronting Bank by paying to the Agent for the account of such Fronting Bank an amount equal to such Lender's Percentage of such unreimbursed amount paid by such Fronting Bank, plus interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from the date of the payment by such Fronting Bank to the date of payment to such Fronting Bank by such Lender. Each such payment by a Lender shall be made not later than 3:00 p.m. (New York City time) on the later to occur of (i) the Business Day immediately following the date of such payment by such Fronting Bank and (ii) the Business Day on which the Lender shall have received an LC Payment Notice from such Fronting Bank. Each Lender's obligation to make each such payment to the Agent for the account of each Fronting Bank shall be several and shall not be affected by the occurrence or continuance of a Default or Event of Default or the failure of any other Lender to make any payment under this subsection (d). Each Lender further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

    (e) The failure of any Lender to make any payment to the Agent for the account of any Fronting Bank in accordance with subsection (d) above shall not relieve any other Lender of its own obligation to make any similar payment to the Agent, but no Lender shall be responsible for the failure of any other Lender to make any such payment. If any Lender (a "non-performing Lender") shall fail to make any payment to the Agent for the account of any Fronting Bank in accordance with subsection (d) above within five Business Days after the LC Payment Notice relating thereto, then, for so long as such failure shall continue, (i) such Fronting Bank shall be deemed to be a Lender hereunder owed a Loan, and for purposes of voting rights hereunder, having a Commitment for the relevant Tranche of the applicable Letter of Credit, in an amount equal to the outstanding principal amount due and payable by such non-performing Lender to the Agent for the account of such Fronting Bank pursuant to subsection (d) above and (ii) for purposes of voting rights hereunder, the Tranche A Commitment, Tranche B Commitment or Tranche C Commitment (as applicable) of such non-performing Lender shall be reduced in an amount equal to such outstanding principal amount due and payable by such non-performing Lender. Any non-performing Lender and the Borrower for the account of which the relevant Letter of Credit was issued (without waiving any claim against such Lender for such Lender's failure to fund a participation in the reimbursement obligations of such Borrower under subsection (d) above) severally agree to pay to the Agent for the account of the applicable Fronting Bank forthwith on demand such amount, together with interest thereon for each day from the date such Lender would have funded its participation had it complied with the requirements of subsection (d) above until the date such amount is paid to the Agent at (A) in the case of such Borrower, the interest rate applicable at the time to ABR Loans of the applicable Tranche (or the interest rate that would be applicable if ABR Loans of the applicable Tranche were outstanding) and (B) in the case of such Lender, the Federal Funds Effective Rate.

    (f) The payment obligations of each Lender under subsection (d) and of each Borrower under this Agreement in respect of any payment under any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

         (i) any lack of validity or enforceability of this Agreement or any other agreement or instrument relating hereto or to such Letter of Credit;

         (ii) any amendment or waiver of, or any consent to departure from, the terms of this Agreement or such Letter of Credit;

         (iii) the existence of any claim, set-off, defense or other right that any Lender or the Borrower for the account of which such Letter of Credit was issued may have at any time against any beneficiary, or any transferee, of such Letter of Credit (or any persons for whom any such beneficiary or any such transferee may be acting), any Fronting Bank, or any other person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit, or any unrelated transaction;

         (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (v) payment in good faith by any Fronting Bank under the Letter of Credit issued by such Fronting Bank against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

         (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

    (g) Each Borrower assumes all risks of the acts and omissions of any beneficiary or transferee of any Letter of Credit issued for the account of such Borrower. Neither any Fronting Bank, any Lender nor any of their respective officers, directors, employees, agents or Affiliates shall be liable or responsible for (i) the use that may be made of such Letter of Credit or any acts or omissions of any beneficiary or transferee thereof in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by any Fronting Bank against presentation of documents that do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under such Letter of Credit, except that the Borrower for the account of which such Letter of Credit was issued and each Lender shall have the right to bring suit against the applicable Fronting Bank, and such Fronting Bank shall be liable to such Borrower and any Lender, to the extent of any direct, as opposed to consequential, damages suffered by such Borrower or such Lender which such Borrower or such Lender proves were caused by such Fronting Bank's willful misconduct or gross negligence, including, in the case of such Borrower, such Fronting Bank's willful failure to make timely payment under such Letter of Credit following the presentation to it by the beneficiary thereof of a draft and accompanying certificate(s) which strictly comply with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, each Fronting Bank may accept sight drafts and accompanying certificates presented under any Letter of Credit issued by such Fronting Bank that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and payment against such documents shall not constitute willful misconduct or gross negligence by such Fronting Bank. Without limiting the foregoing, no Lender shall be obligated to indemnify any Borrower for damages caused by any Fronting Bank's willful misconduct or gross negligence.

    (h) If there shall be more than one Fronting Bank that has issued a Letter of Credit at any time hereunder, each such Fronting Bank shall, with respect to the Letters of Credit issued by it and the reimbursement obligations owing to it, be regarded hereunder as the "Fronting Bank" and shall have all of the rights, interests, protections and obligations of the "Fronting Bank" hereunder with respect to such Letters of Credit and reimbursement obligations and all matters relating thereto. Whenever any action may be, or is required to be, taken by the Fronting Bank hereunder, each Fronting Bank may, or shall, take such action only in respect of the Letters of Credit issued by it and the reimbursement obligations owing to it. Whenever the consent of the Fronting Bank is required hereunder with respect to any proposed action, the consent of each Fronting Bank of a Letter of Credit that is then outstanding, or in respect of which reimbursement obligations remain outstanding, shall be required for such proposed action to be taken. Any notice to be provided to the Fronting Bank shall be provided to each Fronting Bank of a Letter of Credit that is then outstanding, or in respect of which reimbursement obligations remain outstanding, and each such Fronting Bank shall have the right to request any information, and take any other action, as the Fronting Bank is permitted to do hereunder. The protections accorded the Fronting Bank hereunder shall inure to the benefit of each Fronting Bank, regardless of whether any Letter of Credit issued by any such Fronting Bank or any reimbursement obligations in respect thereof are outstanding at the time the benefits of such protections are asserted.

    (i) No Fronting Bank shall at any time be obligated to issue any Letter of Credit if such issuance would result in the aggregate of the Stated Amounts of all Letters of Credit issued by such Fronting Bank exceeding such Fronting Bank's LC Fronting Bank Commitment.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

    Each Borrower (or, if a representation and warranty relates to only a specific Borrower, such Borrower) represents and warrants to each Lender and each Fronting Bank as follows:

    SECTION 3.01. ORGANIZATION; POWERS.

    Such Borrower (i) is (in the case of Delivery) a corporation or (in the case of Energy) a limited liability company, duly organized (in the case of Delivery) or formed (in the case of Energy), validly existing and in good standing under the laws of the jurisdiction of its organization or formation (as the case may be), (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted,
(iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Change, and (iv) has the (in the case of Delivery) corporate or (in the case of Energy) limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and to request and receive Extensions of Credit hereunder.

    SECTION 3.02. AUTHORIZATION.

    The execution, delivery and performance by such Borrower of this Agreement and the Extensions of Credit hereunder (i) have been duly authorized by all requisite corporate (in the case of Delivery) or limited liability company (in the case of Energy) action and (ii) will not (A) violate (x) any provision of any law, statute, rule or regulation (including, without limitation, the Margin Regulations) or of the certificate of incorporation or other constitutive documents (including the limited liability company agreement) or by-laws of such Borrower or any of its Subsidiaries to which such Borrower is subject, (y) any order of any Governmental Authority or (z) any provision of any indenture, agreement or other instrument to which such Borrower or any of its Subsidiaries is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (C) result in the creation or imposition of any Lien upon any property or assets of such Borrower.

    SECTION 3.03. ENFORCEABILITY.

    This Agreement constitutes a legal, valid and binding obligation of such Borrower enforceable in accordance with its terms except to the extent that enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

    SECTION 3.04. GOVERNMENTAL APPROVALS.

    No action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance by such Borrower of this Agreement, except those as have been duly obtained and as are (i) in full force and effect,
(ii) sufficient for their purpose and (iii) not subject to any pending or, to the knowledge of such Borrower, threatened appeal or other proceeding seeking reconsideration or review thereof.

    SECTION 3.05. FINANCIAL STATEMENTS.

    (a) The consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as of December 31, 2004 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP and set forth in such Borrower's Annual Report on Form 10-K, a copy of which has been made available to each of the Lenders and the Fronting Banks, present fairly, in all material respects, the consolidated financial position of such Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for the period ending on such date in conformity with GAAP.

    (b) Except as set forth in the financial statements or other reports of the type referred to in Section 5.03 hereof and that have been made available to the Lenders and the Fronting Banks on or prior to the date hereof (collectively, the "BORROWER INFORMATION"), since December 31, 2004, there has been no Material Adverse Change with respect to such Borrower, other than as a result of the matters excluded from the computation of Consolidated Earnings Available for Fixed Charges as set forth in the definition thereof.

    SECTION 3.06. LITIGATION.

    Except as set forth in the Borrower Information, there is no action, suit or arbitral or governmental proceeding pending against, or to the knowledge of such Borrower threatened against or affecting, such Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision that could result in a Material Adverse Change.

    SECTION 3.07. FEDERAL RESERVE REGULATIONS.

    (a) Neither such Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

    (b) No part of the proceeds of any Extension of Credit will be used by such Borrower, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to refund indebtedness originally incurred for such purpose, or for any other purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.

    (c) Not more than 25% of the value of the assets of any Borrower subject to the restrictions of Sections 5.09 and 5.10 is represented by Margin Stock.

    SECTION 3.08. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

    (a) Neither such Borrower nor any of its Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

    (b) Such Borrower and each of its Subsidiaries is exempt from all provisions of the Public Utility Holding Company Act of 1935 and rules and regulations thereunder, except for Sections 9(a)(2) and 33 of such Act and the rules and regulations thereunder, and the execution and delivery by such Borrower of this Agreement and the performance of its obligations hereunder do not violate any provision of such Act or any rule or regulation thereunder.

    SECTION 3.09. NO MATERIAL MISSTATEMENTS.

         No report, financial statement or other written information furnished by or on behalf of such Borrower to the Agent, any Fronting Bank or any Lender pursuant to or in connection with this Agreement contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

    SECTION 3.10. TAXES.

    Such Borrower and its Subsidiaries have filed or caused to be filed within 3 days of the date on which due, all material Federal, state and local tax returns which to their knowledge are required to be filed by them, and have paid or caused to be paid all material taxes shown to be due and payable on such returns or on any assessments received by them, other than any taxes or assessments the validity of which is being contested in good faith by appropriate proceedings and with respect to which appropriate accounting reserves have to the extent required by GAAP been set aside.

    SECTION 3.11. EMPLOYEE BENEFIT PLANS.

    With respect to each Plan, such Borrower and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the final regulations and published interpretations thereunder. No ERISA Event has occurred that alone or together with any other ERISA Event has resulted or could reasonably be expected to result in a Material Adverse Change. Neither such Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability that could result in a Material Adverse Change. Neither such Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, which such reorganization or termination could result in a Material Adverse Change, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has resulted or can reasonably be expected to result, through an increase in the contributions required to be made to such Plan or otherwise, in a Material Adverse Change.

    SECTION 3.12. SIGNIFICANT SUBSIDIARIES.

    Each of such Borrower's Significant Subsidiaries is a corporation, limited liability company or other type of person duly incorporated or formed (as the case may be), validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation (as the case may be) and has all corporate, limited liability company, partnership or other (as the case may be) powers necessary to carry on its business substantially as now conducted. Each of such Borrower's Significant Subsidiaries has all material governmental licenses, authorizations, consents and approvals required to carry on its business substantially as now conducted.

    SECTION 3.13. ENVIRONMENTAL MATTERS.

    Except as set forth in or contemplated by the Borrower Information, such Borrower and each of its Subsidiaries has complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental or nuclear regulation or control, except to the extent that failure to so comply could not reasonably be expected to result in a Material Adverse Change. Except as set forth in or contemplated by such Borrower Information, neither such Borrower nor any of its Subsidiaries has received notice of any material failure so to comply, except where such failure could not reasonably be expected to result in a Material Adverse Change. Except as set forth in or contemplated by such Borrower Information, the facilities of such Borrower or any of its Subsidiaries, as the case may be, are not used to manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to environmental pollution, or any nuclear fuel or other radioactive materials, in violation in any material respect of any law or any regulations promulgated pursuant thereto, except to the extent that such violations could not reasonably be expected to result in a Material Adverse Change. Except as set forth in or contemplated by such Borrower Information, such Borrower is aware of no events, conditions or circumstances involving environmental pollution or contamination that could reasonably be expected to result in a Material Adverse Change.

    SECTION 3.14. SOLVENCY.

    Such Borrower is Solvent.

                                   ARTICLE IV
                                   CONDITIONS

    The obligations of the Lenders and the Fronting Banks to make Extensions of Credit hereunder are subject to the satisfaction of the following conditions:

    SECTION 4.01. INITIAL EXTENSIONS OF CREDIT.

    The Commitment of each Lender to make its initial Loan and of each Fronting Bank to issue its initial Letter of Credit on or after the date hereof is subject to the conditions that on or prior to the date of such Extension of
Credit:

    (a)  The Agent shall have received favorable written legal opinions of (i)
(A) David P. Poole, Senior Vice President and Associate General Counsel of TXU Business Services Company, and (B) Thelen Reid & Priest LLP, counsel to the Borrowers, and (ii) King & Spalding LLP, special New York counsel to the Agent, in each case dated the date hereof, addressed to the Agent, the Fronting Bank and the Lenders and in form and substance satisfactory to the Agent.

    (b) The Agent shall have received (i) a copy of the certificate of incorporation or formation (as the case may be), including all amendments thereto, of each Borrower, certified as of a recent date by the Secretary of State of the state of incorporation or formation (as the case may be) of such Borrower, and a certificate as to the good standing of each Borrower as of a recent date from such Secretary of State; (ii) a certificate of the Secretary or an Assistant Secretary or analogous officer of each Borrower, dated the date of this Agreement and certifying (A) that attached thereto is a true and complete copy of the bylaws (in the case of Delivery) or limited liability company agreement (in the case of Energy) of such Borrower as in effect on such date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto are true and complete copies of resolutions duly adopted by the board of directors or managers (or any duly authorized committee thereof) of such Borrower authorizing the execution and delivery by such Borrower of this Agreement, the Extensions of Credit to be made hereunder and the performance by such Borrower of all of its obligations hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation or formation (as the case may be) referred to in clause (i) above has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to such clause (i) and (D) as to the incumbency and specimen signature of each officer executing this Agreement and any other document delivered in connection herewith on behalf of such Borrower; (iii) a certificate of another officer of such Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary or analogous officer executing the certificate pursuant to (ii) above; and (iv) a certificate of a Responsible Officer of each Borrower, dated the date of this Agreement, stating that (A) no action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance by such Borrower of this Agreement, except those as have been duly obtained and as are (1) in full force and effect, (2) sufficient for their purpose and (3) not subject to any pending or, to the knowledge of such person, threatened appeal or other proceeding seeking reconsideration or review thereof, and (B) the representations and warranties set forth in Article III hereof are true and correct in all material respects on and as of the date hereof, and (C) no Event of Default or Default has occurred and is continuing on the date hereof.

    (c) The Agent shall have received such other approvals, opinions, certificates, instruments and documents as the Agent, any Fronting Bank or any of the Lenders may have reasonably requested, in form satisfactory to the Agent and the requesting Fronting Bank or Lender (if applicable).

    (d) The Lenders, the Fronting Bank, the Agent and the Joint Lead Arrangers named in the Letter Agreements shall have received payment of all fees and reimbursements of all expenses for which invoices have been presented as and when due on or prior to the date of the initial Extension of Credit pursuant to the terms of this Agreement or the Letter Agreements.

    (e) The Agent shall have received all documentation and information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

    SECTION 4.02. CONDITIONS FOR ALL EXTENSIONS OF CREDIT.

    The Commitment of each Lender to make each Loan to any Borrower and of each Fronting Bank to make each Extension of Credit relating to a Letter of Credit issued for the benefit of any Borrower shall be subject to the satisfaction of the following conditions precedent on the date of such Extension of Credit:

    (a) The Agent and the relevant Fronting Bank, if applicable, shall have received from such Borrower a notice requesting such Extension of Credit as required by Section 2.03 or Section 2.17, as applicable.

    (b)  The representations and warranties of such Borrower set forth in
Article III hereof (except, in the case of any Extension of Credit that does not increase the aggregate principal amount of the Outstanding Credits to such Borrower, the representations set forth in Sections 3.05(b), 3.06, 3.11 and 3.13 and except, in the case of any Extension of Credit that is to be used to repay commercial paper, the representation set forth in Section 3.05(b)) shall be true and correct in all material respects on and as of the date of such Extension of Credit with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; provided, however, that the representations and warranties set forth in Section 3.05(b) shall not be required to be made pursuant to this subsection (b) by (i) Delivery or (ii) Energy, if, at the time of such Extension of Credit, Energy's Applicable Rating Level is at Level 1, 2 or 3.

    (c) At the time of and immediately after such Extension of Credit, no Default or Event of Default affecting such Borrower shall have occurred and be continuing at the time of such Extension of Credit or would result from the making of such Extension of Credit.

    (d) The Agent shall have received a certificate of a Responsible Officer of such Borrower certifying that the matters set forth in subsections (b) and (c) above are true and correct as of such date.

Each Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower for which such Extension of Credit was made on the date of such Extension of Credit as to the matters specified in subsections (b) and
(c) above.

                                    ARTICLE V
                                    COVENANTS

    Each Borrower agrees that, so long as any Lender has any Commitment hereunder, any Fronting Bank has any obligation to issue Letters of Credit hereunder, any Letter of Credit remains available to be drawn or any amount payable hereunder remains unpaid:

    SECTION 5.01. EXISTENCE.

    It will, and will cause each of its Significant Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all rights, licenses, permits, franchises and authorizations necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 5.09.

    SECTION 5.02. COMPLIANCE WITH LAWS; BUSINESS AND PROPERTIES.

    It will, and will cause each of its Subsidiaries to, comply with all applicable material laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the validity or applicability of such laws, rules, regulations or orders is being contested by appropriate proceedings in good faith; and at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

    SECTION 5.03. FINANCIAL STATEMENTS, REPORTS, ETC.

    It will furnish to the Agent, each Lender and each Fronting Bank:

    (a) as soon as available and in any event within 120 days after the end of each fiscal year of such Borrower, a consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner reasonably acceptable to the SEC by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing;

    (b) as soon as available and in any event within 75 days after the end of each of the first three quarters of each fiscal year of such Borrower, a consolidated balance sheet of such

Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter, for the portion of such Borrower's fiscal year ended at the end of such quarter, and for the twelve months ended at the end of such quarter, and the related consolidated statement of cash flows for the portion of such Borrower's fiscal year ended at the end of such quarter, setting forth comparative figures for previous dates and periods to the extent required in Form 10-Q, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by a Financial Officer of such Borrower;

    (c) simultaneously with any delivery of each set of financial statements referred to in subsections (a) and (b) above a certificate of a Financial Officer of such Borrower (i) setting forth in reasonable detail the calculations required to establish whether such Borrower was in compliance with the requirements of Sections 5.11 and 5.12 on the date of such financial statements, and (ii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action that such Borrower is taking or proposes to take with respect thereto;

    (d) simultaneously with the delivery of each set of financial statements referred to in subsection (a) above, a statement of the firm of independent public accountants that reported on such statements (i) stating whether anything has come to their attention to cause them to believe that any Default or Event of Default existed on the date of such statements and (ii) confirming the calculations set forth in the Financial Officer's certificate delivered simultaneously therewith pursuant to subsection (c) above;

    (e) forthwith upon becoming aware of the occurrence of any Default or Event of Default, a certificate of a Financial Officer of the affected Borrower setting forth the details thereof and the action that such Borrower is taking or proposes to take with respect thereto;

    (f) promptly upon the filing thereof, copies of each final prospectus (other than a prospectus included in any registration statement on Form S-8 or its equivalent or with respect to a dividend reinvestment plan) and all reports on Forms 10-K, 10-Q and 8-K and similar reports that such Borrower shall have filed with the SEC, or any Governmental Authority succeeding to any of or all the functions of the SEC;

    (g) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice from a proper representative of a Multiemployer Plan of complete or partial Withdrawal Liability being imposed upon such member of the Controlled Group under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, or appoint a trustee to administer, any Plan, a copy of such notice; and

    (h) promptly, from time to time, such additional information regarding the financial position or business of such Borrower and its Subsidiaries as the Agent, at the request of any Lender or any Fronting Bank, may reasonably request.

As promptly as practicable after delivering each set of financial statements as required in subsection (a) above, each Borrower shall make available a copy of the consolidating workpapers used by such Borrower in preparing such consolidated statements to each Fronting Bank and each Lender that shall have requested such consolidating workpapers. Each Lender and Fronting Bank that receives such consolidating workpapers shall hold them in confidence as required by Section 8.15; provided that neither any Lender nor any Fronting Bank may disclose such consolidating workpapers to any other person pursuant to clause
(iv) of Section 8.15.

    SECTION 5.04. INSURANCE.

    It will, and will cause each of its Subsidiaries to, maintain such insurance or self insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses.

    SECTION 5.05. TAXES, ETC.

    It will, and will cause each of its Subsidiaries to, pay and discharge promptly when due all material taxes, assessments and governmental charges imposed upon it or upon its income or profits or in respect of its property, as well as all other material liabilities, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside.

    SECTION 5.06. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS.

         It will, and will cause each of its Subsidiaries to, maintain financial records in accordance with GAAP and, upon reasonable notice and at reasonable times, permit authorized representatives designated by any Lender or any Fronting Bank to visit and inspect its properties and to discuss its affairs, finances and condition with its officers.

SECTION 5.07.     ERISA.

         It will, and will cause each of its Subsidiaries that are members of the Controlled Group to, comply in all material respects with the applicable provisions of ERISA and the Code except where any noncompliance, individually or in the aggregate, would not result in a Material Adverse Change.

    SECTION 5.08. USE OF PROCEEDS.

    It will not, and will not cause or permit any of its Subsidiaries to, use the proceeds of the Loans or the Letters of Credit for purposes other than (i) to refinance the amounts outstanding under the Original Agreement and (ii) for working capital and other general corporate purposes,


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                                                                              47


including the making of advances to Affiliates of the Borrowers and the refinancing of short-term borrowings used for working capital and other general corporate purposes.

    SECTION 5.09. CONSOLIDATIONS, MERGERS, SALES AND ACQUISITIONS OF ASSETS AND INVESTMENTS IN SUBSIDIARIES.

    (a) It will not, and will not permit any of its Significant Subsidiaries to, consolidate or merge with or into any person unless (i) in the case of any such transaction involving such Borrower, the surviving person is such Borrower or another person formed under the laws of a State of the United States of America and assumes or is responsible, by operation of law, for all the obligations of such Borrower hereunder and (ii) in the case of any such transaction involving any such Significant Subsidiary, the survivor is such Borrower, such Significant Subsidiary or a Wholly Owned Subsidiary of such Borrower (or a person which as a result of such transaction becomes a Wholly Owned Subsidiary of such Borrower).

    (b) It will not, and will not permit any of its Significant Subsidiaries to, make a Significant Disposition to any person unless (i) such Significant Disposition is made to such Borrower, a Wholly Owned Subsidiary of such Borrower or a person that, as a result of such transaction, becomes a Wholly Owned Subsidiary of such Borrower, (ii) in the case of Energy, such Significant Disposition (A) is comprised of a sale by such Borrower, in an initial public offering, of up to 20% of the equity interests in any Subsidiary comprising generating assets of such Borrower, (B) is made by such Borrower of up to 50% of the common stock, common members' interests or partnership interests in TXU Generation Company LP (provided that it shall be a condition precedent to any such Significant Disposition that, immediately following such Significant Disposition, such Borrower shall be in pro forma compliance with Sections 5.11 and 5.12), and (C) is made by such Borrower of interests in the Comanche Peak nuclear power generation plant, to the extent that the consideration for such Significant Disposition is non-cash, (iii) such Significant Disposition is made in connection with outsourcing arrangements in connection with Capgemini Energy L.P. and its successors and assigns, or any similar provider of outsourcing services properly substituted therefor and its successors and assigns, (iv) such Significant Disposition is related to the formation or operation of an energy marketing and trading vehicle in which Energy owns an interest, or will own an interest, upon the formation of such energy marketing and trading vehicle, (v) the proceeds of such Significant Disposition are reinvested in the business of such Borrower or any of its Subsidiaries or are used to reduce the indebtedness of such Borrower or any of its Subsidiaries, (vi) such Significant Disposition is made by TXU Generation Company LP of gas-fired plants or combustion turbines, as announced by TXU on February 1, 2005, (vii) such Significant Disposition is of any Qualified Transition Bond Issuer; or (viii) such Significant Disposition is made by TXU of the Pedricktown, New Jersey 122 megawatt power production facility and related assets and properties pursuant to the plan initiated by Energy in the second fiscal quarter of 2004 and announced in Energy's Form 10-Q filed with the Securities and Exchange Commission on August 13, 2004.

    (c) Notwithstanding anything to the contrary contained in this Section, (i) such Borrower will not in any event permit any such consolidation, merger, sale, lease or transfer if any Default or Event of Default relating to such Borrower shall have occurred and be continuing at the time of or after giving effect to such transaction, (ii) neither any Borrower nor any of its Subsidiaries will engage to a Substantial extent in businesses other than those currently


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                                                                              48


conducted by them and other businesses reasonably related thereto, (iii) neither any Borrower nor any of its Subsidiaries will acquire any Subsidiary or make any investment in any Subsidiary if, upon giving effect to such acquisition or investment, as the case may be, such Borrower would not be in compliance with the covenants set forth in Sections 5.11 and 5.12 and (iv) nothing in this Section shall prohibit any sales of assets permitted by Section 5.10(d).

    SECTION 5.10. LIMITATIONS ON LIENS.

    Neither such Borrower nor any Significant Subsidiary thereof will create or assume or permit to exist any Lien in respect of any property or assets of any kind (real or personal, tangible or intangible) of such Borrower or any such Significant Subsidiary, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or sell, or permit any Significant Subsidiary thereof to sell, any accounts receivable; provided that the provisions of this Section shall not prevent or restrict the creation, assumption or existence of:

    (a) any Lien in respect of any such property or assets of any Significant Subsidiary of such Borrower to secure indebtedness owing by it to such Borrower or any Wholly Owned Subsidiary of such Borrower; or

    (b) Liens (including capital leases) in respect of property acquired by such Borrower or any Significant Subsidiary thereof, to secure the purchase price, or the cost of construction and development, of such property (or to secure indebtedness incurred prior to, at the time of, or within 120 days after the later of the acquisition of such property and the commencement of operation of such property for the purpose of financing the acquisition, or the cost of construction and development, of such property), or Liens existing on any such property at the time of acquisition of such property by such Borrower or such Significant Subsidiary, whether or not assumed, or any Lien in respect of property of any person existing at the time such person becomes a Subsidiary of such Borrower; or agreements to acquire any property or assets under conditional sale agreements or other title retention agreements, or capital leases in respect of any other property; provided that

              (A) the aggregate principal amount of Indebtedness secured by all Liens in respect of any such property shall not exceed the cost (as determined by the board of directors or analogous governing body of such Borrower or such Significant Subsidiary, as the case may be) of such property at the time of acquisition thereof (or (x) in the case of property covered by a capital lease, the fair market value, as so determined, of such property at the time of such transaction, or (y) in the case of a Lien in respect of property existing at the time such person becomes a Subsidiary of such Borrower the fair market value, as so determined of such property at such time), and

              (B) at the time of the acquisition of the property by such Borrower or such Significant Subsidiary, or at the time such person becomes a Subsidiary of such Borrower, as the case may be, every such Lien shall apply and attach only to the property originally subject thereto and fixed improvements constructed thereon; or

    (c) refundings or extensions of any Lien permitted in the foregoing subsection (b) for amounts not exceeding the principal amount of the Indebtedness so refunded or extended or the fair market value (as determined by the board of directors (or analogous governing body) of such Borrower or such Significant Subsidiary, as the case may be) of the property theretofore subject to such Lien, whichever shall be lower, in each case at the time of such refunding or extension; provided that such Lien shall apply only to the same property theretofore subject to the same and fixed improvements constructed thereon; or

    (d) sales subject to understandings or agreements to repurchase; provided that the aggregate sales price for all such sales (other than sales to any governmental instrumentality in connection with such instrumentality's issuance of indebtedness, including without limitation industrial development bonds and pollution control bonds, on behalf of such Borrower or any Significant Subsidiary thereof) made in any one calendar year shall not exceed $50,000,000 in the aggregate for the Borrowers and their respective Significant Subsidiaries; or

    (e) any production payment or similar interest which is dischargeable solely out of natural gas, coal, lignite, oil or other mineral to be produced from the property subject thereto and to be sold or delivered by such Borrower or any Significant Subsidiary thereof; or

    (f) any Lien, including in connection with sale-leaseback transactions, created or assumed by such Borrower or any Significant Subsidiary thereof on natural gas, coal, lignite, oil or other mineral properties or nuclear fuel owned or leased by such Borrower or such Subsidiary, to secure loans to such Borrower or such Subsidiary in an aggregate amount not to exceed $400,000,000 in the aggregate for the Borrowers and their respective Significant Subsidiaries; provided that neither such Borrower nor any Subsidiary of such Borrower shall assume or guarantee such financings; or

    (g) any Lien (whenever incurred) on assets owned by such Borrower or any Subsidiary thereof as of the date hereof and any fuel, operating and maintenance or similar contract related thereto securing Indebtedness of such Borrower or Subsidiary in an aggregate amount not to exceed 10% of consolidated assets of such Borrower; or

    (h) leases (other than capital leases) now or hereafter existing and any renewals and extensions thereof under which such Borrower or any Significant Subsidiary thereof may acquire or dispose of any of its property, subject, however, to the terms of Section 5.09; or

    (i)  any Lien created or to be created by the First Mortgage; or

    (j) any Lien on the rights of TXU Mining or TXU Fuel existing under their respective Operating Agreements; or

    (k) pledges or sales by any such Borrower or any Subsidiary of any Borrower of its accounts receivable including customers' installment paper; or

    (l) the pledge of current assets, in the ordinary course of business, to secure current liabilities; or

    (m)  Permitted Encumbrances; or


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                                                                              50


    (n) the Liens in favor of the Administrative Agent on funds in the Cash Collateral Account and on the Cash Collateral Account to secure the reimbursement obligations of the Borrowers in respect of Letters of Credit and comparable Liens created to secure reimbursement obligations for other letters of credit issued for the account of any Borrower or any of its Subsidiaries; or

    (o) any Lien incurred in connection with the issuance of Qualified Transition Bonds.

    SECTION 5.11. FIXED CHARGE COVERAGE RATIO.

    Such Borrower will not, as of the end of each quarter of each fiscal year of such Borrower, permit the ratio of (x) its Consolidated Earnings Available for Fixed Charges for the twelve months then ended to (y) its Consolidated Fixed Charges for the twelve months then ended to be less than 2.00 to 1.00, in the case of Energy, and 1.75 to 1.00, in the case of Delivery.

    SECTION 5.12. DEBT TO TOTAL CAPITALIZATION RATIO.

    Such Borrower will not, as of the end of each quarter of each fiscal year of such Borrower, permit the ratio of its Consolidated Senior Debt to its Consolidated Total Capitalization to be greater than 0.60 to 1.00, in the case of Energy, and 0.65 to 1.00, in the case of Delivery.

    SECTION 5.13. RESTRICTIVE AGREEMENTS.

    Energy will not permit TXU Generation Company LP, TXU Energy Retail Company LP or any of their respective Significant Subsidiaries (the "SUBJECT SUBSIDIARIES") to enter into any agreement restricting the ability of any Subject Subsidiary to make payments, directly or indirectly, to Energy by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments or any other agreement or arrangement that restricts the ability of such Subject Subsidiary to make any payment, directly or indirectly, to Energy other than pursuant to the terms of preferred stock or Equity-Credit Preferred Securities issued by such Subject Subsidiary, if the effect of such agreement is to subject such Subject Subsidiary to restrictions on such payments greater than those to which such Subject Subsidiary is subject on the date of this Agreement. All such existing restrictive agreements are listed on Schedule
5.13 hereto.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

    In case of the happening of any of the following events (each an "EVENT OF DEFAULT") with respect to a Borrower:

    (a) any representation or warranty made or deemed made by such Borrower in or in connection with the execution and delivery of this Agreement or the Extensions of Credit hereunder shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

    (b) default shall be made by such Borrower in the payment of any principal of any Outstanding Credit when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

    (c) default shall be made by such Borrower in the payment of any interest on any Outstanding Credit or any Fee or any other amount (other than an amount referred to in subsection (b) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five days;

    (d) default shall be made by such Borrower in the due observance or performance of any covenant, condition or agreement contained in Section 5.01,
5.11 or 5.12;

    (e) default shall be made by such Borrower (i) in the due observance or performance of any covenant, condition or agreement contained in Section 5.09 and such default shall continue unremedied for a period of 5 days or (ii) in the due observance or performance of any covenant, condition or agreement contained herein (other than those specified in (b), (c), (d) or (e)(i) above) or in the Letter Agreements and such default shall continue unremedied for a period of 30 days after notice thereof from the Agent at the request of any Lender or any Fronting Bank to such Borrower;

    (f) (i) TXU shall no longer own, directly or indirectly, 80% of the outstanding common stock or common members' interest in such Borrower or any permitted successor to such Borrower (which shall constitute an Event of Default for the Borrower in which TXU has ceased to own, directly or indirectly, 80% of such common stock or common members' interest), or (ii) Energy shall no longer own, directly or indirectly, (A) 100% of the common stock, common members' interest or partnership interests in TXU Energy Retail Company LP or (B) 50% of the common stock, common members' interest or partnership interests in TXU Generation Company LP (which, in the case of either (A) or (B), shall constitute an Event of Default for Energy only);

    (g) such Borrower or any Subsidiary thereof shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $50,000,000, when and as the same shall become due and payable, subject to any applicable grace periods, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become accelerated or due prior to its stated maturity;

    (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of such Borrower or any Significant Subsidiary thereof, or of a substantial part of the property or assets of such Borrower or any Significant Subsidiary thereof, under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Borrower or any Significant Subsidiary thereof or for a substantial part of the property or assets of such Borrower or any Significant Subsidiary thereof or


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                                                                              52


(iii) the winding up or liquidation of such Borrower or any Significant Subsidiary thereof; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

    (i) such Borrower or any Significant Subsidiary thereof shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Borrower or any Significant Subsidiary thereof or for a substantial part of the property or assets of it or such Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

    (j) a Change in Control shall occur (which shall constitute an Event of Default for each Borrower);

    (k) one or more judgments or orders for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against such Borrower or any Subsidiary thereof or any combination thereof and such judgment or order shall remain undischarged or unstayed for a period of 30 days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of such Borrower or any Subsidiary thereof to enforce any such judgment or order;

    (l) an ERISA Event or ERISA Events shall have occurred that reasonably could be expected to result in a Material Adverse Change with respect to such Borrower;

then, and in every such event, and at any time thereafter during the continuance of such event, the Agent, at the request of the Required Lenders, shall, by notice to the affected Borrower(s), take one or all of the following actions, at the same or different times: (i) terminate forthwith the right of such affected Borrower(s) to request and receive Extensions of Credit; and (ii) declare the Loans of the affected Borrower(s) then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of such Borrower(s) accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; provided that in the case of any event described in subsection (h) or (i) above affecting any Borrower, the right of such Borrower to request and receive Extensions of Credit shall automatically terminate and the principal of the Loans then outstanding of such Borrower, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of such Borrower accrued hereunder shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by such Borrower, anything contained herein to the contrary notwithstanding.


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                                                                              53


    Notwithstanding anything to the contrary contained herein, no notice given or declaration made by the Agent pursuant to this Article VI shall affect (i) the obligation of any Fronting Bank to make any payment under any Letter of Credit issued by such Fronting Bank in accordance with the terms of such Letter of Credit or (ii) the obligations of each Lender in respect of each such Letter of Credit; provided, however, that upon the occurrence and during the continuance of any Event of Default affecting any Borrower, the Agent shall at the request, or may with the consent, of the Required Lenders, upon notice to such Borrower, require such Borrower to deposit with the Agent an amount in the cash collateral account (the "CASH COLLATERAL ACCOUNT") described below equal to the aggregate maximum amount available to be drawn under all Letters of Credit issued for the account of such Borrower and outstanding at such time. Such Cash Collateral Account shall at all times be free and clear of all rights or claims of third parties. The Cash Collateral Account shall be maintained with the Agent in the name of, and under the sole dominion and control of, the Agent, and amounts deposited in the Cash Collateral Account shall bear interest at a rate equal to the rate generally offered by JPMorgan Chase for deposits equal to the amount deposited by such Borrower in the Cash Collateral Account, for a term to be determined by the Agent in its sole discretion. Each Borrower hereby grants to the Agent for the benefit of the Fronting Banks and the Lenders a Lien on, and hereby assigns to the Agent for the benefit of the Fronting Banks and the Lenders all of its right, title and interest in, the Cash Collateral Account and all funds from time to time on deposit therein to secure its reimbursement obligations in respect of Letters of Credit issued for its account. If any drawings then outstanding or thereafter made are not reimbursed in full immediately upon demand or, in the case of subsequent drawings, upon being made, then, in any such event, the Agent may apply the amounts then on deposit in the Cash Collateral Account, in such priority as the Agent shall elect, toward the payment in full of any or all of any Borrower's obligations hereunder as and when such obligations shall become due and payable, regardless of whether the amounts to be so applied were deposited by the Borrower for the account of which the Letter(s) of Credit then being drawn were issued. Upon payment in full, after the termination of the Letters of Credit, of all such obligations, the Agent will repay and reassign to the relevant Borrowers any cash then on deposit in the Cash Collateral Account and the Lien of the Agent on the Cash Collateral Account and the funds therein shall automatically terminate.

                                   ARTICLE VII
                                    THE AGENT

    (a) In order to expedite the transactions contemplated by this Agreement, JPMorgan Chase is hereby appointed to act as Agent on behalf of the Lenders and the Fronting Banks. Each Lender and each Fronting Bank hereby irrevocably authorizes the Agent to take such actions on behalf of such Lender and such Fronting Bank and to exercise such powers as are specifically delegated to the Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized by the Lenders and the Fronting Banks, without hereby limiting any implied authority, (i) to receive on behalf of the Lenders and the Fronting Banks all payments of principal of and interest on the Outstanding Credits and all other amounts due to the Lenders and the Fronting Banks hereunder, and promptly to distribute to each Lender and each Fronting Bank, its proper share of each payment so received; (ii) to give notice on behalf of each Lender and each Fronting Bank to the Borrowers of any Event of Default of which the Agent has actual knowledge acquired in connection with its agency hereunder; and (iii) to distribute to each Lender and each Fronting Bank copies of all notices, financial statements and other materials delivered by the Borrowers pursuant to this Agreement as received by the Agent.

    (b) Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his or her own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers of any of the terms, conditions, covenants or agreements contained in this Agreement. The Agent shall not be responsible to the Lenders or the Fronting Banks for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements. The Agent may deem and treat the Lender or the Fronting Bank that makes any Extension of Credit as the holder of the indebtedness resulting therefrom for all purposes hereof until it shall have received notice from such Lender or such Fronting Bank, given as provided herein, of the transfer thereof. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and the Fronting Banks. The Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure of or delay in performance or breach by any Lender or any Fronting Bank of any of its obligations hereunder or to any Lender or any Fronting Bank on account of the failure of or delay in performance or breach by any other Lender, any Fronting Bank or any Borrower of any of their respective obligations hereunder or in connection herewith. The Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

    (c) The Lenders and the Fronting Banks hereby acknowledge that the Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

    (d) Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders, the Fronting Banks and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent acceptable to the Borrowers. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the Agent gives notice of its resignation, then the Agent may, on behalf of the Lenders and the Fronting Banks, appoint a successor Agent, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder,


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                                                                              55


the provisions of this Article and Section 8.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

    (e) With respect to the Extensions of Credit made by it hereunder, the Agent, in its individual capacity and not as Agent, shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not Agent.

    (f) Each Lender agrees (i) to reimburse the Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder or, if the Commitments shall have been terminated, the amount of its percentage of Outstanding Credits) of any expenses incurred for the benefit of the Lenders or the Fronting Banks, in its role as Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders or the Fronting Banks, which shall not have been reimbursed by the Borrowers and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in any way relating to or arising out of this Agreement or any action taken or omitted by it under this Agreement to the extent the same shall not have been reimbursed by the Borrowers; provided that neither any Lender nor any Fronting Bank shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent or any of its directors, officers, employees or agents. Each Lender and each Fronting Bank agrees that any allocation made in good faith by the Agent of expenses or other amounts referred to in this subsection (f) shall be conclusive and binding for all purposes.

    (g) Each Lender and each Fronting Bank acknowledges that it has, independently and without reliance upon the Agent or any other Lender or Fronting Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Fronting Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or Fronting Bank, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

    (h) Neither J.P. Morgan Securities, Inc. or Citigroup Global Markets Inc., by virtue of their designation as "Joint Lead Arrangers and Bookrunners" on the cover page of this Agreement, nor Citibank, N.A., by virtue of its designation as "Syndication Agent" on the cover page of this Agreement, shall have any duties, liabilities, obligations or responsibilities under this Agreement other than, if applicable, as a Lender or as a Fronting Bank hereunder.


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                                                                              56


                                  ARTICLE VIII
                                  MISCELLANEOUS

    SECTION 8.01. NOTICES.

    Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by facsimile, as follows:

    (a) if to any Borrower, to such Borrower c/o TXU Business Services Company, Energy Plaza, 1601 Bryan Street, Dallas, TX 75201, Attention: Treasurer (Facsimile No. 214-812-4097);

    (b) if to JPMorgan Chase, as Agent or as Fronting Bank, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin St., 10th Floor, Houston, TX 77002 Attn: Claudette Reid (Facsimile No. 713-327-6307), with a copy to Peter Licalzi (Facsimile No. 713-216-4117);

    (c) if to (i) Citibank, N.A., as a Fronting Bank, to it at 388 Greenwich Street, 21st Floor, New York, NY 10013 Attn: Sarah Terner (Facsimile No. 212-816-8098); (ii) Wachovia Bank, National Association, as a Fronting Bank, to it at 191 Peachtree Street NE GA-8050, Atlanta, GA 30303 Attn: Meghan Hand (Facsimile: 404-332-4058); (iii) Bank of America N.A., as a Fronting Bank, to it at 901 Main Street, 14th Floor, Dallas, TX 75202 Attn: Ramon Presas III (Facsimile 214-290-8364); (iv) Calyon New York Branch, as a Fronting Bank, to it at 1301 Avenue of the Americas, New York, NY 10019 Attn: Gener David (Facsimile No. 917-849-5440);

    (d) if to a Lender, to it at its address (or facsimile number) set forth in the Register or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile or electronic mail to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

    SECTION 8.02. SURVIVAL OF AGREEMENT.

    All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and the Fronting Banks and shall survive the making by the Lenders and the Fronting Banks of the Extensions of Credit regardless of any investigation made by the Lenders or the Fronting Banks or on their behalf, and shall continue in full force and effect as long as there are any Outstanding Credits or any Fee or any other amount payable under this Agreement is outstanding and unpaid or the Commitments have not been terminated or any Letter of Credit is available to be drawn.


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                                                                              57


    SECTION 8.03. BINDING EFFECT.

    This Agreement shall become effective when it shall have been executed by the Borrowers, the Fronting Banks and the Agent and when the Agent shall have received copies hereof (via facsimile or otherwise) which, when taken together, bear the signature of each Lender, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers shall not have the right to assign any rights hereunder or any interest herein without the prior consent of all the Lenders and the Fronting Banks.

    SECTION 8.04. SUCCESSORS AND ASSIGNS.

    (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns.

    (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and its Outstanding Credits); provided, however, that
(i) the Borrowers (unless an Event of Default shall have occurred and be continuing), the Agent (except in the case of an assignment to a Lender) and the Fronting Banks must give their prior written consent (which shall not be unreasonably withheld) to such assignment (except in the case of an assignment by a Lender to an Affiliate of such Lender), (ii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 or, if the amount of the Commitment of the assigning Lender is less than $5,000,000, the aggregate amount of such Lender's Commitment, (iii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement and (iv) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, and a processing and recordation fee of $3,500. Upon acceptance and recording pursuant to Section 8.04(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless otherwise agreed by the Agent (the Borrowers to be given reasonable notice of any shorter period), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.10, 2.15 and 8.05 afforded to such Lender prior to its assignment as well as to any Fees accrued for its account hereunder and not yet paid)).

    (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and


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                                                                              58


beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of the Borrowers or the performance or observance by the Borrowers of any obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignor and such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.03 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender or Fronting Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

    (d) The Agent shall maintain at one of its offices in the City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and the principal amount of the Outstanding Credits of, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrowers, the Fronting Banks, the Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by each party hereto, at any reasonable time and from time to time upon reasonable prior notice.

    (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in subsection (b) above and, if required, the written consent of the Borrowers, the Fronting Banks and the Agent to such assignment, the Agent shall
(i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

    (f) Each Lender may without the consent of the Borrowers or the Agent sell participations to one or more banks or other entities in all or a portion of its rights and/or obligations under this Agreement (including all or a portion of its Commitment, its Loans and its LC Outstandings); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 2.10, 2.15 and 8.05 to the same extent as if it were the selling Lender (and limited to the amount that could have been claimed by the selling Lender had it continued to hold the interest of such participating bank or other


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entity), except that all claims made pursuant to such Sections shall be made through such selling Lender, and (iv) the Borrowers, the Agent, the Fronting Banks and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers under this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers (x) decreasing any fees payable hereunder or the amount of principal of, or the rate at which interest is payable on, the Outstanding Credits, (y) extending any principal payment date or date fixed for the payment of interest on the Outstanding Credits or (z) extending the Commitments).

    (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any such information.

    (h) The Borrowers shall not assign or delegate any rights and duties hereunder without the prior written consent of all Lenders, and any attempted assignment or delegation (except as a consequence of a transaction expressly permitted under Section 5.09) by a Borrower without such consent shall be void.

    (i) Any Lender may at any time pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such pledge shall release any Lender from its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, each Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder.

    (j) Subject to the appointment and acceptance of a successor Fronting Bank as provided below, any Fronting Bank may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Fronting Bank acceptable to the Borrowers. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Fronting Bank gives notice of its resignation, then the retiring Fronting Bank may appoint a successor Fronting Bank, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Fronting Bank hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Fronting Bank and the retiring Fronting Bank shall be discharged from its duties and obligations hereunder. After a Fronting Bank's resignation hereunder, the provisions of Sections 2.10, 2.15 and 8.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Fronting Bank.


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                                                                              60


    SECTION 8.05. EXPENSES; INDEMNITY.

    (a) Energy agrees to pay all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of one counsel, unless in the good faith opinion of the Agent or such counsel, it would be inappropriate under applicable standards of legal professional conduct, due to an actual or potential conflict of interest, to have only one counsel) incurred by the Agent in connection with the preparation, execution and delivery of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof (but only if such amendments, modifications or waivers are requested by a Borrower) (whether or not the transactions hereby contemplated are consummated), or incurred by the Agent, any Fronting Bank or any Lender in connection with the enforcement of their rights in connection with this Agreement (including in respect of workouts and restructurings) or in connection with the Extensions of Credit made hereunder, including the reasonable fees and disbursements of one counsel (unless in the good faith opinion of the Agent or such counsel, it would be inappropriate under applicable standards of legal professional conduct, due to an actual or potential conflict of interest, to have only one counsel) for the Agent or, in the case of enforcement following an Event of Default, the Lenders and the Fronting Banks. In addition to the foregoing, each Borrower for the account of which a Letter of Credit is issued shall pay or reimburse the Fronting Bank that issued such Letter of Credit for such reasonable, normal and customary costs and expenses as are incurred or charged by such Fronting Bank in issuing, negotiating, effecting payment under, amending or otherwise administering such Letter of Credit.

    (b) Each Borrower agrees to indemnify each Lender and each Fronting Bank against any loss, calculated in accordance with the next sentence, or reasonable expense that such Lender or such Fronting Bank may sustain or incur as a consequence of (i) any failure by such Borrower to borrow or to refinance, convert or continue any Loan hereunder (including as a result of such Borrower's failure to fulfill any of the applicable conditions set forth in Article IV) after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03, (ii) any payment, prepayment or conversion of a Eurodollar Loan of such Borrower, or assignment of a Eurodollar Loan of such Borrower required by any other provision of this Agreement or otherwise made or deemed made, on a date other than the last day of the Interest Period, if any, applicable thereto, (iii) any default in payment or prepayment of the principal amount of any Outstanding Credit or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (iv) the occurrence of any Event of Default relating to such Borrower, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred by such Lender in liquidating or employing deposits from third parties, or with respect to commitments made or obligations undertaken with third parties, to effect or maintain any Loan hereunder or any part thereof as a Eurodollar Loan. Such loss shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (x) its cost of obtaining the funds for the Loan being paid, prepaid, refinanced, converted or not borrowed (assumed to be the LIBO Rate for the period from the date of such payment, prepayment, refinancing or failure to borrow or refinance to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or refinance, the Interest Period for such Loan that would have commenced on the date of such failure) over (y) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in

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                                                                              61


reemploying the funds so paid, prepaid or not borrowed or refinanced for such period or Interest Period, as the case may be.

    (c) Delivery agrees to indemnify the Agent, the Fronting Banks, each Lender, each of their Affiliates and the directors, officers, employees and agents of the foregoing (each such person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all costs, losses, claims, damages, liabilities and related expenses, including reasonable fees and expenses of one counsel for all Indemnitees (unless in the good faith opinion of the Agent or such counsel, it would be inappropriate under applicable standards of legal professional conduct, due to an actual or potential conflict of interest, to have only one counsel), incurred by or asserted against any Indemnitee arising out of Delivery's acts or omissions in connection with (i) the preparation, execution, delivery, enforcement, performance and administration of this Agreement, (ii) the use of the proceeds of the Extensions of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, including any of the foregoing arising from the negligence, whether sole or concurrent, on the part of any Indemnitee. If and to the extent that the Indemnitees are not indemnified by Delivery pursuant to the preceding sentence, Energy agrees to indemnify the Indemnitees against, and to hold each Indemnitee harmless from, any and all costs, losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of the Borrower's acts or omissions in connection with (i) the preparation, execution, delivery, enforcement, performance and administration of this Agreement, (ii) the use of the proceeds of the Extensions of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, including any of the foregoing arising from the negligence, whether sole or concurrent, on the part of any Indemnitee. Notwithstanding the foregoing, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or
(ii) result from any litigation brought by such Indemnitee against the Borrowers or by any Borrower against such Indemnitee, in which a final, nonappealable judgment has been rendered against such Indemnitee; provided, further, that each Borrower agrees that it will not, nor will it permit any Subsidiary to, without the prior written consent of each Indemnitee, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification could be sought under the indemnification provisions of this subsection (c) (whether or not any Indemnitee is an actual or potential party to such claim, action, suit or proceeding), unless such settlement, compromise or consent does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

    (d) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Outstanding Credits, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Agent, any Lender or any Fronting Bank. All amounts due under this Section shall be payable on written demand therefor.


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                                                                              62


    (e) A certificate of any Lender, any Fronting Bank or the Agent setting forth any amount or amounts that such Lender, such Fronting Bank or such Agent is entitled to receive pursuant to subsection (b) above and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined shall be delivered to the appropriate Borrower and shall be conclusive absent manifest error.

    SECTION 8.06. RIGHT OF SETOFF.

    If an Event of Default shall have occurred and be continuing, each Lender and each Fronting Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Fronting Bank to or for the credit or the account of the applicable Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender or such Fronting Bank (as the case may be), irrespective of whether or not such Lender or such Fronting Bank (as the case may be), shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender and each Fronting Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or such Fronting Bank may have.

    SECTION 8.07. APPLICABLE LAW.

    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

    SECTION 8.08. WAIVERS; AMENDMENT.

    (a) No failure or delay of the Agent, any Fronting Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Fronting Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by subsection (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower or any Subsidiary in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

    (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on, any Loan or reimbursement obligation in respect of a Letter of Credit or date for the payment of any Facility Fee or LC Fee, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or any reimbursement obligation in respect of a Letter of Credit, without the prior


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                                                                              63


written consent of each Lender affected thereby, (ii) increase the Commitment of any Lender, decrease the Facility Fee or decrease the LC Fee payable to any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.12, Section 2.13 or Section 8.04(h), the provisions of this Section or the definition of the "Required Lenders", without the prior written consent of each Lender; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent or any Fronting Bank hereunder without the prior written consent of the Agent or the applicable Fronting Bank, as the case may be. Each Lender and each Fronting Bank shall be bound by any waiver, amendment or modification authorized by this Section, and any consent by any Lender, the Agent or any Fronting Bank pursuant to this Section shall bind any assignee of its rights and interests hereunder.

    SECTION 8.09. ENTIRE AGREEMENT.

    This Agreement (including the schedules and exhibits hereto) and the Letter Agreements represent the entire contract among the parties relative to the subject matter hereof and thereof. Any previous agreement, whether written or oral, among the parties with respect to the subject matter hereof, is superseded by this Agreement and the Letter Agreements. There are no unwritten oral agreements between the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    SECTION 8.10. SEVERABILITY.

    In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

    SECTION 8.11. COUNTERPARTS.

    This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 8.03.

    SECTION 8.12. HEADINGS.

    Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

    SECTION 8.13. INTEREST RATE LIMITATION.

    (a) Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in


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                                                                              64


connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Fronting Bank, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender or such Fronting Bank (as the case may be) in accordance with applicable law, the rate of interest payable on the Outstanding Credits of such Lender or such Fronting Bank (as the case may be), together with all Charges payable to such Lender or such Fronting Bank (as the case may be), shall be limited to the Maximum Rate.

    (b) If the amount of interest, together with all Charges, payable for the account of any Lender or any Fronting Bank in respect of any interest computation period is reduced pursuant to subsection (a) above and the amount of interest, together with all Charges, payable for such Lender's or such Fronting Bank's (as the case may be) account in respect of any subsequent interest computation period, would be less than the Maximum Rate, then the amount of interest, together with all Charges, payable for such Lender's or such Fronting Bank's (as the case may be) account in respect of such subsequent interest computation period shall, to the extent permitted by applicable law, be automatically increased to such Maximum Rate; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender or any Fronting Bank has been increased pursuant to this subsection (b) exceed the aggregate amount by which interest, together with all Charges, paid for its account has theretofore been reduced pursuant to subsection (a) above.

    SECTION 8.14. JURISDICTION; VENUE.

    (a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to the foregoing and to subsection (b) below, nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto in the courts of any jurisdiction.

    (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or thereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court or Federal court of the United States of America sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.


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                                                                              65


    SECTION 8.15. CONFIDENTIALITY.

    Each Lender and each Fronting Bank shall use its best efforts to hold in confidence all information, memoranda, or extracts furnished to such Lender or such Fronting Bank (as the case may be) (directly or through the Agent) by the Borrowers hereunder or in connection with the negotiation hereof; provided that such Lender and such Fronting Bank may disclose any such information, memoranda or extracts (i) to its Affiliates, accountants or counsel, (ii) to any regulatory agency having authority to examine such Lender or such Fronting Bank (as the case may be), (iii) as required by any legal or governmental process or otherwise by law including in connection with the exercise of remedies following an Event of Default, (iv) except as provided in the last sentence of Section 5.03, to any person to which such Lender or such Fronting Bank (as the case may be) sells or proposes to sell an assignment or a participation in its Outstanding Credits hereunder, if such other person agrees for the benefit of the Borrowers to comply with the provisions of this Section and (v) to the extent that such information, memoranda or extracts shall be publicly available or shall have become known to such Lender or such Fronting Bank (as the case may be) independently of any disclosure by any Borrower hereunder or in connection with the negotiation hereof. Notwithstanding the foregoing, any Lender and any Fronting Bank may disclose the provisions of this Agreement, the amounts, maturities and interest rates of its Outstanding Credits, and any Fees to which it is entitled, to any purchaser or potential purchaser of such Lender's interest in any Outstanding Credits. Notwithstanding any other provision in this Agreement, the Agent hereby confirms that the Borrowers and the representatives of any Borrower shall not be limited from disclosing the U.S. tax treatment or the U.S. tax structure of the transactions contemplated by this Agreement.

                             [Signatures To Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        TXU ENERGY COMPANY LLC


                                        By /s/ Anthony R. Horton
                                           -------------------------------------
                                           Name:   Anthony R. Horton
                                           Title:  Treasurer



                                        TXU ELECTRIC DELIVERY COMPANY


                                        By /s/ Anthony R. Horton
                                           -------------------------------------
                                           Name:   Anthony R. Horton
                                           Title:  Treasurer

                                        JPMORGAN CHASE BANK, N.A., as Agent,
                                        as a Fronting Bank and as a Lender


                                        By /s/ Robert W. Traband
                                           -------------------------------------
                                           Name:   Robert W. Traband
                                           Title:  Vice President

                                        CITIBANK, N.A., as a Fronting Bank
                                        and as a Lender


                                        By /s/ Nietzsche Rodricks
                                           -------------------------------------
                                           Name:   Nietzsche Rodricks
                                           Title:  Vice President

                                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as a Fronting Bank and as a Lender


                                        By /s/ Rotcher Watkins
                                           -------------------------------------
                                           Name:   Rotcher H. Watkins
                                           Title:  Managing Director

                                        BANK OF AMERICA N.A., as a Fronting Bank and as a Lender


                                        By /s/ Kevin Bertelsen
                                           -------------------------------------
                                           Name:   Kevin Bertelsen
                                           Title:  Vice President

                                        CALYON NEW YORK BRANCH, as a Fronting
                                        Bank and as a Lender


                                        By /s/ Olivier Audemand
                                           -------------------------------------
                                           Name:   Olivier Audemand
                                           Title:  Managing Director



                                        By /s/ Attila Coach
                                           -------------------------------------
                                           Name:   Attila Coach
                                           Title:  Managing Director

                                        DEUTSCHE BANK AG NEW YORK BRANCH,
                                        as a Lender


                                        By /s/ David Waill
                                           -------------------------------------
                                           Name:   David Waill
                                           Title:  Managing Director



                                        By /s/ Saad Iqhal
                                           -------------------------------------
                                           Name:   Saad Iqhal
                                           Title:  Vice President

                                        ABN AMRO BANK N.V., as a Lender


                                        By /s/ R. Scott Donaldson
                                           -------------------------------------
                                           Name:   R. Scott Donaldson
                                           Title:  Vice President



                                        By /s/ John D. Reed
                                           -------------------------------------
                                           Name:   John D. Reed
                                           Title:  Director

                                        THE BANK OF NEW YORK, as a Lender


                                        By /s/ Craig J. Anderson
                                           -------------------------------------
                                           Name:   Craig J. Anderson
                                           Title:  Vice President

                                        THE BANK OF NOVA SCOTIA, as a Lender


                                        By /s/ Denis P. O'Meara
                                           -------------------------------------
                                           Name:   Denis P. O'Meara
                                           Title:  Managing Director

                                        THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                        as a Lender


                                        By /s/ Douglas M. Barnell
                                           -------------------------------------
                                           Name:   Douglas M. Barnell
                                           Title:  Manager, Southwest Corporate

                                        BARCLAYS BANK PLC, as a Lender


                                        By /s/ Peter F. Harrington
                                           -------------------------------------
                                           Name:   Peter F. Harrington
                                           Title:  Director

                                        COMMERZBANK AG, NEW YORK AND GRAND
                                        CAYMAN BRANCHES, as a Lender


                                        By /s/ Andrew Campbell
                                           -------------------------------------
                                           Andrew Campbell
                                           Senior Vice President



                                        By /s/ Timothy Chin
                                           -------------------------------------
                                           Timothy Chin
                                           Vice President

                                        CREDIT SUISSE FIRST BOSTON, ACTING
                                        THROUGH ITS CAYMAN ISLANDS BRANCH,
                                        as a Lender


                                        By /s/ James Moran
                                           -------------------------------------
                                           Name:   James Moran
                                           Title:  Managing Director



                                        By /s/ Denise L. Alvarez
                                           -------------------------------------
                                           Name:   Denise L. Alvarez
                                           Title:  Associate

                                        HARRIS NESBITT FINANCING, INC.,
                                        as a Lender


                                        By /s/ Cahal B. Carmody
                                           -------------------------------------
                                           Name:   Cahal B. Carmody
                                           Title:  Vice President

                                        HSBC BANK USA, NATIONAL ASSOCIATION,
                                        as a Lender


                                        By /s/ Jose M. Aldeanueva
                                           -------------------------------------
                                           Name:   Jose M. Aldeanueva
                                           Title:  Vice President

                                        KBC BANK N.V., as a Lender


                                        By /s/ Jean-Pierre Diels
                                           -------------------------------------
                                           Name:   Jean-Pierre Diels
                                           Title:  First Vice President



                                        By /s/ Eric Raskin
                                           -------------------------------------
                                           Name:   Eric Raskin
                                           Title:  Vice President

                                        LEHMAN BROTHERS BANK, FSB, as a Lender


                                        By /s/ Gary T. Taylor
                                           -------------------------------------
                                           Name:   Gary T. Taylor
                                           Title:  Senior Vice President

                                        MELLON BANK, N.A., as a Lender


                                        By /s/ Richard A. Matthews
                                           -------------------------------------
                                           Name:   Richard A. Matthews
                                           Title:  First Vice President

                                        MERRILL LYNCH BANK USA, as a Lender


                                        By /s/ Louis Alder
                                           -------------------------------------
                                           Name:   Louis Alder
                                           Title:  Director

                                        MORGAN STANLEY BANK, as a Lender


                                        By /s/ Daniel Twenge
                                           -------------------------------------
                                           Name:   Daniel Twenge
                                           Title:  Vice President
                                                   Morgan Stanley Bank

                                        SUMITOMO MITSUI BANKING CORPORATION,
                                        as a Lender


                                        By /s/ William M. Ginn
                                           -------------------------------------
                                           Name:   William M. Ginn
                                           Title:  General Manager

                                        UBS LOAN FINANCE LLC, as a Lender


                                        By /s/ Wilfred V. Saint
                                           -------------------------------------
                                           Name:   Wilfred V. Saint
                                           Title:  Director
                                                   Banking Products Services, US



                                        By /s/ Joselin Fernandes
                                           -------------------------------------
                                           Name:   Joselin Fernandes
                                           Title:  Associate Director
                                                   Banking Products Services, US

                                        UFJ LIMITED, NEW YORK BRANCH,
                                        as a Lender


                                        By /s/ John T. Feeney
                                           -------------------------------------
                                           Name:   John T. Feeney
                                           Title:  Vice President

                                        WILLIAM STREET COMMITMENT CORPORATION,
                                        as a Lender

                                        (Recourse only to assets of
                                        William Street Commitment Corporation)


                                        By /s/ Manda D'Agata
                                           -------------------------------------
                                           Name:   Manda D'Agata
                                           Title:  Assistant Vice President

                                                                       EXHIBIT A
                                               FORM OF ASSIGNMENT AND ACCEPTANCE


                            ASSIGNMENT AND ACCEPTANCE

                                     [Date]

          Reference is made to the Amended and Restated Revolving Credit Agreement, dated as of March 31, 2005 (as amended, modified, extended or restated from time to time, the "AGREEMENT"), among TXU Energy Company LLC, TXU Electric Delivery Company (collectively, the "BORROWERS"), the Lenders party thereto (the "LENDERS"), JPMorgan Chase Bank, N.A., as agent for the Lenders, and JPMorgan Chase Bank, N.A., Citibank, N.A., Wachovia Bank, National Association, Bank of America N.A. and Calyon New York Branch, as fronting banks for the letters of credit issued thereunder. Terms defined in the Agreement are used herein with the same meanings.

          1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date (as defined below, the interests set forth on the reverse hereof (the "ASSIGNED INTEREST") in the Assignor's rights and obligations under the Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Effective Date and the Loans owing to the Assignor that are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date and the amount, if any, set forth on the reverse hereof of the Fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section
8.04 of the Agreement, a copy of which has been received by each such party. From and after the Effective Date, (i) the Assignee shall be a party to and be bound by the provisions of the Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

          2. This Assignment and Acceptance is being delivered to the Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.15(g) of the Agreement, duly completed and executed by such Assignee and (ii) a processing and recordation fee of $3,500.

          3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.


Date of Assignment:


Legal Name of Assignor:


Legal Name of Assignee:


Assignee's Address for Notices:


Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment
unless otherwise agreed by the Agent) (the "EFFECTIVE DATE"):


-----------------------    -------------------------    -----------------------------------------
                                                                  Percentage Assigned of
                           Principal Amount Assigned      Facility/Commitment (set forth, to at
            Facility                                     least 8 decimals, as a percentage of the
                                                        Facility and the aggregate Commitments of
                                                                 all Lenders thereunder

Commitment Assigned:             $____________                         __________%

Loans:                           $____________                         __________%

Fees Assigned (if any):          $____________                         __________%


The terms set forth and on the               Accepted:
reverse side hereof
are hereby agreed to:



[ASSIGNOR], as                               TXU ENERGY COMPANY LLC
Assignor


By                                 , as      By
  ---------------------------------             --------------------------------
  Name:                                         Name:
  Title:                                        Title:



[ASSIGNEE], as                               TXU ELECTRIC DELIVERY COMPANY
Assignee,


By                                    , as   By
  ---------------------------------             --------------------------------
  Name:                                         Name:
  Title:                                        Title:



                                             JPMORGAN CHASE BANK, N.A., as
                                             Agent


                                             By
                                                --------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT B
                                                       FORM OF BORROWING REQUEST


                                BORROWING REQUEST

                                     [Date]


JPMorgan Chase Bank, N.A.
  as agent for the Lenders referred to below
Loan and Agency Services Group
1111 Fannin, 10th Floor
Houston, TX  77002
Attention:        Claudette Reid
Facsimile:        713-427-6307


Ladies and Gentlemen:

          The undersigned, [TXU Energy Company LLC] [TXU Electric Delivery Company] (the "BORROWER"), refers to the Amended and Restated Revolving Credit Agreement, dated as of March 31, 2005 (as it may hereafter be amended, modified, extended or restated from time to time, the "AGREEMENT"), among the Borrower, [TXU Energy Company LLC] [TXU Electric Delivery Company], the lenders party thereto (the "LENDERS"), JPMorgan Chase Bank, N.A., as agent for the Lenders, and JPMorgan Chase Bank, N.A., Citibank, N.A., Wachovia Bank, National Association, Bank of America N.A. and Calyon New York Branch, as fronting banks for the letters of credit issued thereunder. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower hereby gives you notice pursuant to Section 2.03 of the Agreement that it requests a Borrowing under the Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

          (A)  Tranche of Borrowing                          __________________
          (B)  Date of Borrowing (which is a Business Day)   __________________
          (C)  Principal amount of Borrowing/1/              __________________
          (D)  Interest rate basis/2/                        __________________
          (E)  Interest Period and the last day thereof/3/   __________________


----------

1 Not less than $25,000,000 (and in integral multiples of $5,000,000) or greater than the Total Commitment then available.

2   Eurodollar Loan or ABR Loan.

3 Which shall be subject to the definition of "INTEREST PERIOD" and end not later than the Applicable Commitment Termination Date.

          Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the applicable conditions to lending specified in Article IV of the Agreement have been satisfied.

                                             Very truly yours,

                                             [TXU ENERGY COMPANY LLC]
                                             [TXU ELECTRIC DELIVERY COMPANY]


                                             By
                                                --------------------------------
                                                Name:
                                                Title:

                                                                     EXHIBIT C-1
                                                 FORM OF REQUEST FOR ISSUANCE BY
                                                             JPMORGAN CHASE BANK


                              REQUEST FOR ISSUANCE


                                                              [Date]


JPMorgan Chase Bank, N.A.
  as agent for the Lenders referred to below
Loan and Agency Services Group
1111 Fannin, 10th Floor
Houston, TX  77002
Attention:  Claudette Reid
Facsimile:  713-427-6307

JPMorgan Chase Bank
10420 Highland Manor Drive
Tampa, Florida  33610
Attention:  James Alonzo
Telephone:  (813) 432-6339
Facsimile:  (813) 432-5161

Ladies and Gentlemen:

          The undersigned, [TXU Energy Company LLC] [TXU Electric Delivery Company] (the "BORROWER"), refers to the Amended and Restated Revolving Credit Agreement, dated as of March 31, 2005 (as it may hereafter be amended, modified, extended or restated from time to time, the "AGREEMENT"), among the Borrower, [TXU Energy Company LLC] [TXU Electric Delivery Company], the lenders party thereto (the "LENDERS"), JPMorgan Chase Bank, N.A., as agent for the Lenders, and JPMorgan Chase Bank, N.A., Citibank, N.A., Wachovia Bank, National Association, Bank of America N.A. and Calyon New York Branch, as fronting banks for the letters of credit issued thereunder, and hereby gives you notice, irrevocably, pursuant to Section 2.17(a) of the Agreement, that the undersigned hereby requests the issuance of a Letter of Credit, and in connection therewith sets forth below the terms on which such Letter of Credit is to be issued:

          (i)  the Tranche of the requested Letter of Credit is _________; and

          (ii) the requested date of issuance (which is a Business Day) is _______________;/1/ and

          (iii) the expiration date (which shall be no later than the fifth Business Day preceding the Tranche [A][B][C] Commitment Termination Date) of the Letter of Credit requested hereby is ______________;/2/ and

          (iv) the proposed stated amount of the Letter of Credit requested hereby is $_________________;/3/ and

          (v) the beneficiary of the Letter of Credit requested hereby is _____________________, with an address at
               __________________________; and

          (vi) the conditions under which a drawing may be made under such Letter of Credit are as follows: _____________________;

          (vii) attached hereto is a consent of the beneficiary of the Letter of Credit to the modification of the Letter of Credit hereby requested./4/


          Upon the issuance of the Letter of Credit by the Fronting Bank in response to this request, the Borrower shall be deemed to have represented and warranted that the applicable conditions to an issuance of a Letter of Credit that are specified in Article IV of the Agreement have been satisfied.

                                             Very truly yours,

                                             [TXU ENERGY COMPANY LLC]
                                             [TXU ELECTRIC DELIVERY COMPANY]


                                             By
                                                --------------------------------
                                                Name:
                                                Title: [Financial Officer]


----------

1 If the Request for Issuance is a request for extension of the stated maturity of a Letter of Credit or a modification or amendment of the terms thereof, set forth the date of effectiveness of such extension, modification or amendment.

2 Modify request as appropriate if used in connection with the extension, modification or amendment of a Letter of Credit.

3 The proposed stated amount shall be not less than $1,000,000, unless otherwise agreed to by the Fronting Bank.

4 Include only if the Request for Issuance relates to an amendment or modification of a Letter of Credit.


                                     C-1-2

                                                                     EXHIBIT C-2
                                                 FORM OF REQUEST FOR ISSUANCE BY
                                                                  CITIBANK, N.A.


                                 [see attached]

                                                                       EXHIBIT D
                                                       FORM OF PREPAYMENT NOTICE


                                PREPAYMENT NOTICE

                                     [Date]


JPMorgan Chase Bank, N.A.
 as agent for the Lenders referred to below
Loan and Agency Services Group
1111 Fannin, 10th Floor
Houston, TX 77002
Attention:  Claudette Reid
Telefax:  (713) 427-6307


Ladies and Gentlemen:

          The undersigned, [TXU Energy Company LLC] [TXU Electric Delivery Company] (the "BORROWER"), refers to the Amended and Restated Revolving Credit Agreement, dated as of March 31, 2005 (as it may hereafter be amended, modified, extended or restated from time to time, the "AGREEMENT"), among the Borrower, [TXU Energy Company LLC] [TXU Electric Delivery Company], the lenders party thereto (the "LENDERS"), JPMorgan Chase Bank, N.A., as agent for the Lenders, and JPMorgan Chase Bank, N.A., Citibank, N.A., Wachovia Bank, National Association, Bank of America N.A. and Calyon New York Branch, as fronting banks for the letters of credit issued thereunder. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower hereby gives you irrevocable notice of prepayment pursuant to Section 2.09 of the Agreement and, in that connection, acknowledges that it is committed hereby to prepay the Borrowing (or portion thereof) identified below by the amount and on the date stated below, and that such prepayment will be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

          (A) Tranche/1/ and interest rate basis/2/ of Borrowing to be prepaid (in whole or in part)

          (B)  Principal amount to be prepaid/3/

          (C)  Date of prepayment (which is a Business Day)


----------

1    Tranche A Borrowing, Tranche B Borrowing; Tranche C Borrowing

2    Eurodollar Loan or ABR Loan.

3 If a partial prepayment, not less than $10,000,000 and in integral multiples of $10,000,000.

                                             Very truly yours,

                                             [TXU Energy Company LLC]
                                             [TXU Electric Delivery Company]



                                             By
                                                --------------------------------
                                                Name:
                                                Treasurer:

                                                                   SCHEDULE 2.01


                                   COMMITMENTS


--------------------------------------------------------------- ------------------- --------------------- ---------------------
                        NAME OF LENDER                              TRANCHE A           TRANCHE B               TRANCHE C
                                                                    COMMITMENT          COMMITMENT              COMMITMENT
--------------------------------------------------------------- ------------------- --------------------- ---------------------
JPMorgan Chase Bank, N.A.                                             $95,000,000           $96,650,000         $71,428,571.40
--------------------------------------------------------------- ------------------- --------------------- ---------------------
ABN Amro Bank N.V.                                                    $95,000,000           $70,000,000                     $0
--------------------------------------------------------------- ------------------- --------------------- ---------------------
Bank of America N.A.                                                  $95,000,000           $92,800,000         $61,428,571.40
--------------------------------------------------------------- ------------------- --------------------- ---------------------
The Bank of New York                                                  $35,000,000           $35,000,000                     $0
--------------------------------------------------------------- ------------------- --------------------- ---------------------
The Bank of Nova Scotia                                               $75,000,000           $70,000,000                     $0
--------------------------------------------------------------- ------------------- --------------------- ---------------------
The Bank of Tokyo-Mitsubishi, Ltd.                                    $35,000,000           $35,000,000                     $0
--------------------------------------------------------------- ------------------- --------------------- ---------------------
Barclays Bank PLC                                                     $95,000,000           $35,000,000                     $0
--------------------------------------------------------------- ------------------- --------------------- ---------------------
Calyon New York Branch                                                $95,000,000          $129,500,000                     $0
--------------------------------------------------------------- ------------------- --------------------- ---------------------
Citibank, N.A.                                                        $95,000,000           $96,650,000         $71,428,571.40
--------------------------------------------------------------- ------------------- --------------------- ---------------------
Commerzbank AG, New York and Grand Cayman Branches                    $35,000,000           $70,000,000                     $0
--------------------------------------------------------------- ------------------- --------------------- ---------------------
Credit Suisse First Boston, Acting Through Its Cayman Island          $95,000,000           $85,800,000         $61,428,571.40
Branch
--------------------------------------------------------------- ------------------- --------------------- ---------------------
Deutsche Bank AG New York Branch                                      $95,000,000                    $0                     $0
--------------------------------------------------------------- ------------------- --------------------- ---------------------
Harris Nesbitt Financing, Inc.                                        $35,000,000           $35,000,000                     $0
--------------------------------------------------------------- ------------------- --------------------- ---------------------
HSBC Bank USA, National Association                                   $50,000,000                    $0                     $0
--------------------------------------------------------------- ------------------- --------------------- ---------------------
KBC Bank N.V.                                                         $35,000,000           $17,500,000                     $0
--------------------------------------------------------------- ------------------- --------------------- ---------------------
Lehman Brothers Bank, FSB                                             $95,000,000           $75,800,000         $56,428,571.40
--------------------------------------------------------------- ------------------- --------------------- ---------------------
Mellon Bank, N.A.                                                     $35,000,000           $35,000,000                     $0
--------------------------------------------------------------- ------------------- --------------------- ---------------------
Merrill Lynch Bank USA                                                $95,000,000           $87,500,000                     $0
--------------------------------------------------------------- ------------------- --------------------- ---------------------
Morgan Stanley Bank                                                   $30,000,000           $70,000,000                     $0
--------------------------------------------------------------- ------------------- --------------------- ---------------------
Sumitomo Mitsui Banking Corporation                                            $0           $17,500,000                     $0
--------------------------------------------------------------- ------------------- --------------------- ---------------------
UBS Loan Finance LLC                                                  $95,000,000           $72,500,000         $66,428,571.40
--------------------------------------------------------------- ------------------- --------------------- ---------------------
UFJ Limited, New York Branch                                                   $0           $10,000,000            $40,000,000
--------------------------------------------------------------- ------------------- --------------------- ---------------------
Wachovia Bank, National Association                                   $95,000,000           $92,800,000         $71,428,571.40
--------------------------------------------------------------- ------------------- --------------------- ---------------------
William Street Commitment Corporation                                 $95,000,000           $70,000,000                     $0
--------------------------------------------------------------- ------------------- --------------------- ---------------------
                                                        Total:     $1,600,000,000        $1,400,000,000           $500,000,000
--------------------------------------------------------------- ------------------- --------------------- ---------------------


                                                                SCHEDULE 2.17(I)


                          LC FRONTING BANK COMMITMENTS


-------------------------------------------- -------------------------------
FRONTING BANK                                LC FRONTING BANK COMMITMENT
-------------------------------------------- -------------------------------
JPMorgan Chase Bank, N.A.                    $700,000,000
-------------------------------------------- -------------------------------
Citibank, N.A.                               $700,000,000
-------------------------------------------- -------------------------------
Wachovia Bank, National Association          $580,000,000
-------------------------------------------- -------------------------------
Bank of America N.A.                         $700,000,000
-------------------------------------------- -------------------------------
Calyon New York Branch                       $380,000,000
-------------------------------------------- -------------------------------

                                                                   SCHEDULE 5.13


                             RESTRICTIVE AGREEMENTS

Delivery Mortgage